As filed with the Securities and Exchange Commission on March 13, 2006
Registration No. 333-130186

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Sierra Pacific Resources
(Exact name of registrant as specified in its charter)

NEVADA	4931	88-0198358
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0024 (89511)
(775) 834-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Kaleta
Corporate Senior Vice President,
General Counsel and
Corporate Secretary
Sierra Pacific Resources
P.O. Box 30150 (6100 Neil Road)
Reno, Nevada 89520-3150 (89511)
(775) 834-3600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	With a copy to: William C. Rogers, Esq. Choate, Hall & Stewart LLP Two International Place Boston, Massachusetts 02110 (617) 248-5000
      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement become effective.
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
Exchange Offer
Sierra Pacific Resources Is Offering To Issue Its
6 3/4% Senior Notes due 2017
(Registered Under the Securities Act of 1933)
In Exchange For Its
6 3/4% Senior Notes due 2017
(Not Registered Under the Securities Act of 1933)
The exchange offer

•	We will exchange all old notes that are validly tendered and not validly withdrawn for an equal principal amount of new notes.

•	We are relying on the position of the staff of the Securities and Exchange Commission in certain interpretive letters to third parties providing that the new notes will be freely tradable.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York time, on April 13, 2006, unless we extend the offer.

•	An exchange of old notes for new notes will not constitute a taxable event for U.S. federal income tax purposes.
The new notes

•	The new notes will:

•	bear interest at 6 3/4% per annum,

•	mature on August 15, 2017, and

•	be redeemable, at the option of Sierra Pacific Resources, as described in this prospectus.

•	The terms of the new notes will be substantially identical to the terms of the old notes issued on August 12, 2005, except that the new notes will not contain terms with respect to restrictions on transfer and will not be entitled to certain registration rights applicable to the old notes.

•	Like the old notes, the new notes will be our general unsecured obligations and will rank pari passu with our senior indebtedness, will not be guaranteed by any of our subsidiaries and will be structurally junior to the indebtedness and other liabilities of our subsidiaries.

•	There will likely be no public market for the new notes.
You should carefully consider the “RISK FACTORS” beginning
on page 8 of this prospectus before participating in this exchange offer.
Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Sierra Pacific Resources has agreed that, for a period of one year after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “PLAN OF DISTRIBUTION.”
The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                         , 2006.

      THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT SIERRA PACIFIC RESOURCES THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. SEE “WHERE YOU CAN FIND MORE INFORMATION.” YOU MAY OBTAIN COPIES OF DOCUMENTS CONTAINING SUCH INFORMATION FROM US, WITHOUT CHARGE, BY EITHER CALLING OR WRITING TO US AT:

SIERRA PACIFIC RESOURCES
ATTENTION: CORPORATE TREASURER
P.O. BOX 98910
6226 W. SAHARA AVENUE
LAS VEGAS, NEVADA 89143
TELEPHONE: (702) 367-5622
      IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST DOCUMENTS FROM US NO LATER THAN APRIL 6, 2006, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER ON APRIL 13, 2006.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN THE LETTER OF TRANSMITTAL IN CONNECTION WITH THE EXCHANGE OFFER. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS IS NOT AN OFFER TO EXCHANGE THE OLD NOTES FOR THE NEW NOTES, AND IT IS NOT SOLICITING AN OFFER TO EXCHANGE THE OLD NOTES FOR THE NEW NOTES, IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER IS NOT PERMITTED.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      The information in this prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, which may occur or be realized in the future. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “objective” and other similar expressions identify those statements that are forward-looking. These statements are based on management’s beliefs and assumptions and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, factors that could cause the actual results of Sierra Pacific Resources (“SPR”), Nevada Power Company (“NPC”) or Sierra Pacific Power Company (“SPPC” and, together with NPC, the “Utilities”) to differ materially from those contemplated in any forward-looking statement include, among others, the following:

(1)	wholesale market conditions, including availability of power on the spot market, which affect the prices the Utilities have to pay for power as well as the prices at which the Utilities can sell any excess power;

(2)	whether the Utilities will be able to continue to obtain fuel, power and natural gas from their suppliers on favorable payment terms and favorable prices, particularly in the event of unanticipated power demands, sharp increases in the prices for fuel, power and/or natural gas, or a ratings downgrade;

(3)	the ability of SPR, NPC and SPPC to maintain access to the capital markets to support their requirements for working capital, including amounts necessary to finance deferred energy costs, as well as for construction and acquisition costs and other capital expenditures, particularly in the event of unfavorable rulings by the Public Utilities Commission of Nevada (“PUCN”), a downgrade of the current debt ratings of SPR, NPC, or SPPC and/or adverse developments with respect to the Utilities’ power and fuel suppliers;

(4)	unfavorable or untimely rulings in rate cases filed and to be filed by the Utilities with the PUCN, including the periodic applications to recover costs for fuel and purchased power that have been recorded by the Utilities in their deferred energy accounts, and deferred natural gas recorded by SPPC for its gas distribution business;

(5)	unseasonable weather and other natural phenomena, which, in addition to impacting the Utilities customers’ demand for power, can have potentially serious impacts on the Utilities’ ability to procure adequate supplies of fuel or purchased power to serve their respective customers and on the cost of procuring such supplies;

(6)	whether the Utilities will be successful in obtaining PUCN approval to recover the outstanding balance of their other regulatory assets and other merger costs recorded in connection with the 1999 merger between SPR and NPC in a future general rate case;

(7)	whether the Utilities will be able to continue to pay SPR dividends under the terms of their respective financing and credit agreements, their regulatory order from the PUCN, limitations imposed by the Federal Power Act and, in the case of SPPC, under the terms of SPPC’s restated articles of incorporation;

(8)	the final outcome of SPPC’s pending lawsuit in Nevada state court seeking to reverse the PUCN’s 2004 decision on SPPC’s 2003 General Rate case disallowing the recovery of a portion of SPPC’s costs, expenses and investment in the Piñon Pine Project;

(9)	the final outcome of NPC’s pending lawsuit in Nevada state court seeking to reverse portions of the PUCN’s 2002 order denying the recovery of NPC’s deferred energy costs;

(10)	the effect that any future terrorist attacks, wars, threats of war, or epidemics may have on the tourism and gaming industries in Nevada, particularly in Las Vegas, as well as on the economy in general;

(11)	industrial, commercial, and residential growth in the service territories of the Utilities;

ii

(12)	employee workforce factors, including changes in collective bargaining unit agreements, strikes or work stoppages;

(13)	the effect of existing or future Nevada, California or federal legislation or regulations affecting electric industry restructuring, including laws or regulations which could allow additional customers to choose new electricity suppliers or change the conditions under which they may do so;

(14)	changes in the business or power demands of the Utilities’ major customers, including those engaged in gold mining or gaming, which may result in changes in the demand for services of the Utilities, including the effect on the Nevada gaming industry of the opening of additional Indian gaming establishments in California and other states;

(15)	the financial decline of any significant customers;

(16)	changes in environmental laws or regulations, including the imposition of significant new limits on mercury and other emissions from coal-fired power plants;

(17)	changes in tax or accounting matters or other laws and regulations to which SPR or the Utilities are subject;

(18)	future economic conditions, including inflation rates and monetary policy;

(19)	financial market conditions, including changes in availability of capital or interest rate fluctuations; and

(20)	unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs.

      Other factors and assumptions not identified above may also have been involved in deriving these forward-looking statements, and the failure of those other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. SPR, NPC, and SPPC assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.

iii

SUMMARY
      This summary, which is presented solely to furnish limited introductory information regarding Sierra Pacific Resources (“Sierra Pacific” or the “Company”), the exchange offer and the new notes, has been selected from the detailed information contained elsewhere in this prospectus (including the documents incorporated by reference). This summary does not contain all of the information that you should consider before making any investment decision. The terms “we,” “us” and “our” refer to Sierra Pacific. You should read the entire prospectus carefully before making any investment decision.
Our Company
      Sierra Pacific Resources is a public utility holding company that operates several regulated subsidiaries. Our two largest subsidiaries are NPC and SPPC, which are among the fastest growing utilities in the U.S., serving approximately 95% of Nevada residents and providing electricity and/or gas to approximately 1.1 million customers. Our current operational focus is on enhancing the performance of our existing assets, ensuring liquidity and improving the credit quality of NPC and SPPC. We continue to focus on a “back to basics” strategy that emphasizes the Utilities’ core business of providing electric and natural gas services. Our long-term strategy is focused on returning our credit quality to investment-grade. Our businesses include the Utilities, Tuscarora Gas Pipeline Company and other businesses.
      Nevada Power Company is a public utility engaged in the distribution, transmission, generation and sale of electric energy to approximately 774,000 customers in southern Nevada. NPC has a total generating capacity of 3,066 MW of coal and natural gas/oil fired generating plants and serves customers in southern Nevada, including Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and adjoining areas, including Nellis Air Force Base. Service is also provided to the Department of Energy’s Nevada Test Site in Nye County.
      Sierra Pacific Power Company is a public utility primarily engaged in the distribution, transmission, generation and sale of electric energy and natural gas in Nevada. SPPC has a total generating capacity of 1,045 MW of coal and natural gas/oil fired generating plants and provides electricity to approximately 353,000 customers in western, central and northeastern Nevada, including the cities of Reno, Sparks, Carson City and Elko, and a portion of eastern California, including the Lake Tahoe area. SPPC also provides natural gas service in Nevada to approximately 140,000 customers in the cities of Reno and Sparks and the surrounding areas.
      Tuscarora Gas Pipeline Company is a joint venture partner with TransCanada Pipelines Ltd. in the operation of a 229 mile, natural gas pipeline regulated by the Federal Energy Regulatory Commission that serves Reno, northern Nevada and northeastern California.
      We also operate other non-utility businesses which, collectively, do not comprise a material amount of our total revenues or total assets.

      We are incorporated in Nevada. Our principal executive office is located at 6100 Neil Road, Reno, Nevada 89520 and our telephone number is (775) 834-3600.

The Exchange Offer
      On August 12, 2005, we completed a private offering of our 6 3/4% Senior Notes due 2017. In connection with the private offering, we entered into a registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers, in which we agreed to file a registration statement with the Securities and Exchange Commission within 180 days after the date of original issuance of the old notes, with respect to a registered offer to exchange old notes for new notes. Pursuant to the exchange offer, you are entitled to exchange your old notes for new notes that are substantially identical in all material respects to the old notes except that:

•	the new notes will be registered under the Securities Act of 1933; and

•	the new notes will not be entitled to certain rights applicable to the old notes under the registration rights agreement.

General	We are offering to exchange up to $225 million aggregate principal amount of 6 3/4% Senior Notes due 2017 that have been registered under the Securities Act of 1933 for up to $225 million aggregate principal amount of 6 3/4% Senior Notes due 2017 that were issued on August 12, 2005 in a private offering. Old notes may be exchanged in denominations of $1,000 and integral multiples of $1,000 in excess thereof. We will issue the new notes promptly after the expiration of the exchange offer. See “THE EXCHANGE OFFER.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York time, on April 13, 2006 unless we decide to extend it. We do not currently intend to extend the expiration date, although we reserve the right to do so, and we have agreed to use our commercially reasonable efforts to commence and complete the exchange offer promptly but no later than May 9, 2006. If extended, the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

Resale of new notes	Based on interpretive letters written by the staff of the Securities and Exchange Commission to companies other than us, we believe that, subject to certain exceptions, the new notes may generally be offered for resale, resold and otherwise transferred by any holder thereof without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that such holder

• is not our affiliate (as that term is defined under rule 405 of the Securities Act of 1933),

• is acquiring the new notes in the ordinary course of its business,

• is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes, and

• is not prohibited by any law or policy of the Securities and Exchange Commission from participating in the exchange offer.

If our belief is inaccurate, holders of the new notes who offer, resell or otherwise transfer new notes in violation of the Securities Act of 1933 may incur liability under that Act. We will not assume or indemnify holders against this liability.

All participating broker-dealers that receive new notes for their own accounts pursuant to the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activity must acknowledge that they will deliver a prospectus in connection with any resale of the new notes. See “PLAN OF DISTRIBUTION.”

Conditions to the Exchange Offer	Subject to the terms of our registration rights agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the Initial Purchasers of the old notes, we may terminate the exchange offer before the expiration date if we determine that our ability to proceed with the exchange offer could be materially impaired due to

• any legal or governmental action,

• any new law, statute, rule or regulation, or

• any interpretation by the staff of the Securities and Exchange Commission of any existing law, statute rule or regulation.

See “THE EXCHANGE OFFER — Conditions to the Exchange Offer.”

Tender Procedures — Beneficial Owners	If you wish to tender old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

IF YOU ARE A BENEFICIAL HOLDER, YOU SHOULD FOLLOW THE INSTRUCTIONS RECEIVED FROM YOUR BROKER OR NOMINEE WITH RESPECT TO TENDERING PROCEDURES AND CONTACT YOUR BROKER OR NOMINEE DIRECTLY.

Tender Procedures — Registered Holders and DTC Participants	If you are a registered holder of old notes and you wish to participate in the exchange offer, you must complete, sign and date the letter of transmittal delivered with this prospectus, or a facsimile thereof. If you are a participant in The Depository Trust Company (“DTC”) and you wish to participate in the exchange offer, you must instruct DTC to transmit to the exchange agent a message indicating that you agree to be bound by the terms of the letter of transmittal. You should mail or otherwise transmit the letter of transmittal or facsimile (or DTC message), together with your old notes (in book-entry form if you are a participant in DTC) and any other required documentation to The Bank of New York, as exchange agent.

Withdrawal Rights	You may withdraw tenders of old notes at any time before 5:00 p.m., New York City time, on the expiration date as provided in “THE EXCHANGE OFFER — Withdrawal of Tenders.” Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Effect on Holders of Old Notes	If you are a holder of old notes and do not tender your old notes in the exchange offer, you will continue to hold the old notes and you will be entitled to all the rights and subject to all the limitations applicable to the old notes in the indenture under which they were issued, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

Consequences of Failure to Exchange	All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes. In general, the old notes may not be offered or sold unless registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act of 1933.

Certain U.S. Federal Income Tax Consequences	An exchange of old notes for new notes pursuant to the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. See “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.

Exchange Agent	The Bank of New York is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in this prospectus under “THE EXCHANGE OFFER — Exchange Agent.”

Consequences of Exchanging Old Notes in the Exchange Offer
      The following summary is based on interpretations by the staff of the SEC in no action letters issued to third parties. Unless you are an affiliate of ours, generally if you exchange your old notes for new notes in the exchange offer, you may offer those new notes for resale, resell those new notes, and otherwise transfer those new notes without compliance with the registration and prospectus delivery provisions of the Securities Act. However, those new notes must have been acquired by you in the ordinary course of your business. In addition, unless you are a broker-dealer, you must not engage in, intend to engage in or have any arrangement or understanding with any person to participate in, a distribution of new notes.
      If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to provisions of the indenture under which they were issued regarding transfer and exchange of the old notes and the restrictions on transfer contained in the legend on the old notes. See “RISK FACTORS” and “THE EXCHANGE OFFER.” If you do not tender your old notes, or do so improperly, you will continue to hold unregistered notes and your ability to transfer such notes will be adversely affected.
The New Notes
      The following summary contains basic information about the new notes. It does not contain all the information that may be important to you. For a more complete description of the new notes, please refer to the section of this prospectus entitled “DESCRIPTION OF THE NOTES.” The terms of the new notes and the old notes are identical in all material respects, except for:

(1) the transfer restrictions and registration rights relating to the old notes, and

(2) provisions under the registration rights agreements providing for special interest on the old notes under circumstances relating to timing of the exchange offer, which will terminate on completion of the exchange offer.

The Issuer	Sierra Pacific Resources

The New Notes	$225,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2017

Maturity Date	August 15, 2017

Interest Payment Dates	February 15 and August 15 of each year.

Denominations	We will issue the new notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Ranking	The new notes will be our general unsecured senior obligations. Accordingly, they will rank:

• senior in right of payment to our existing and any future subordinated indebtedness;

• pari passu in right of payment to our existing and future senior unsecured indebtedness;

• effectively junior in right of payment to our future secured indebtedness to the extent of the collateral securing that indebtedness; and

• effectively subordinated in right of payment to all existing and future indebtedness and other liabilities, including trade payables, of our subsidiaries (other than indebtedness and other liabilities owed to us).

As of December 31, 2005, we had approximately $660 million of senior indebtedness. As of January 31, 2006, the new notes would have ranked effectively subordinated in right of payment to approximately $3.6 billion of indebtedness of our subsidiaries and $50 million stated value of preferred stock of SPPC.

Optional Redemption	On and after August 15, 2010, we may redeem all or part of the new notes at the redemption prices set forth under “DESCRIPTION OF THE NOTES — Optional Redemption.”

At any time prior to August 15, 2008, we may redeem up to 35% of the new notes with the net cash proceeds of certain equity offerings at the redemption price set forth under “DESCRIPTION OF THE NOTES — Optional Redemption.”

Mandatory Offer to Repurchase	If we experience specific kinds of changes in control, we must offer to repurchase the notes at the redemption price set forth under “DESCRIPTION OF THE NOTES — Repurchase at the Option of Holders — Change of Control”.

Covenants	We will issue the new notes under an indenture between us and The Bank of New York, as trustee. The indenture will, among other things, restrict our ability and the ability of our restricted subsidiaries to:

• pay dividends or make other distributions on capital stock or redeem or repurchase capital stock;

• make certain investments;

• incur or guarantee additional indebtedness or issue preferred stock;

• create liens;

• allow dividend or other payment restrictions affecting subsidiaries;

• sell assets;

• merge or consolidate with other entities;

• enter into transactions with affiliates;

• enter into sale and leaseback transactions; and

• engage in certain business activities.

These covenants are subject to exceptions, and certain of the covenants will be suspended before the new notes mature if Moody’s and S&P assign the new notes an investment-grade rating in the future and no event of default exists under the indenture. See “DESCRIPTION OF THE NOTES — Suspended Covenants.”

Form of Notes	The new notes initially will be issued in a fully registered book-entry form and will be represented by one or more registered global securities deposited with or on behalf of, and registered in the name of a nominee of The Depository Trust Company.

Trustee	The Bank of New York

Ratio of Earnings to Fixed Charges(1)(2)

Year Ended December 31,

2001	2002	2003	2004	2005

1.17x	—	—	1.13x	1.31x

(Dollars in Thousands)

(1)	Includes amortization of premiums, discounts and capitalized debt expense and interest component rent expense. For the purpose of calculating the ratio of earnings to fixed charges, “Fixed Charges” represent the aggregate of interest charges on short-term and long-term debt, allowance for borrowed funds used during construction and capitalized interest, the portion of rental expense deemed to be attributable to interest, and the pre-tax preferred stock dividend requirement of SPPC. “Earnings” represent pre-tax income (or loss) from continuing operations before the pre-tax preferred stock dividend requirement of SPPC, fixed charges and capitalized interest.

(2)	For the years ended December 31, 2002 and 2003, earnings were insufficient to cover fixed charges by $467,440 and $160,343 respectively.

      Investment in the new notes involves certain risks. You should carefully read the “RISK FACTORS” section beginning on page 8 of this prospectus before participating in the exchange offer.

RISK FACTORS
      You should consider carefully all of the information in this prospectus and incorporated by reference in this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION.” In particular, you should carefully evaluate the following risks before tendering your old notes in the exchange offer. However, the risk factors set forth below, other than the first risk factor, are generally applicable to the old notes as well as the new notes. The old notes and new notes are sometimes collectively called the “notes” and individually a “note.” The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that are not presently known or that we currently believe to be less significant may also adversely affect us.
Risks Relating to the Exchange Offer

If you do not tender your old notes, or do so improperly, you will continue to hold unregistered notes and your ability to transfer such notes will be adversely affected.
      We will only issue new notes in exchange for old notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal (or agent’s message), as described in this prospectus. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you will continue to hold old notes that are subject to the existing transfer restrictions and, you will no longer have any registration rights with respect to the old notes. In addition:

•	if you tender your old notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale of the new notes; and

•	if you are a broker-dealer that receives new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those new notes.
      We have agreed that, for a period of not less than one year after the exchange offer is consummated, we will make a prospectus available to any broker-dealer for use in connection with any such resale.
      After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if significant amounts of old notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of the new notes.

There is no existing market for the new notes, and we cannot assure you that an active trading market will develop.
      The new notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the new notes on any national securities exchange or for quotation of the new notes on any automated dealer quotation system. As a result, we cannot assure you that an active trading market will develop for the new notes.
Risks Relating to Us and Our Business

If we are precluded from receiving dividends from our subsidiaries, our financial condition and ability to meet our debt service obligations will be materially adversely affected.
      We are a holding company with no significant operations of our own. Our cash flows are substantially derived from dividends paid to us by our subsidiaries, which are typically utilized to service our debt and pay dividends on our common stock, with the balance, if any, reinvested in our subsidiaries as contributions to capital. NPC and SPPC are subject to restrictions on their ability to pay dividends to us under the terms of certain of their respective financing agreements and under the terms of an order of the PUCN, and, in the case of SPPC, under the terms of its restated articles of incorporation. In addition, certain provisions of the Federal Power Act could, depending on the interpretation thereof, limit or prohibit the payment of dividends to us.
      Assuming that the Utilities meet the requirements to pay dividends under the Federal Power Act and that any dividends paid to us are for our debt service obligations, the most restrictive of the dividend restrictions applicable to the Utilities individually can be found, for NPC, in NPC’s Series E Notes and, for SPPC, in SPPC’s Series H Notes. Under their material dividend restrictions, each of the Utilities may pay us dividends if each such Utility can meet a 2 to 1 fixed charge coverage ratio test. If that condition is met, the amount of dividends that can be paid is less than 50% of such Utilities’ consolidated net income plus the amount of our capital contributions made to such Utility for the period from the date of issuance of the respective series of Notes to the end of the most recently ended fiscal quarter. If they do not meet these conditions, in order for either of the Utilities to pay dividends to us, other than to pay our reasonable fees and expenses, the Utility must have a cash flow to fixed charge coverage ratio of at least 1.75:1 over the prior four fiscal quarters as a condition to their payment of dividends. In addition, under the most restrictive of their dividend restrictions, NPC and SPPC are limited to paying us no more than $15 million and $25 million, respectively, from the date of issuance of the applicable debt securities. Although each Utility currently meets the conditions described above, a significant loss by either Utility could cause that Utility to be precluded from paying us dividends until such time as that Utility again meets the coverage test. The dividend restriction in the PUCN order may be more restrictive than the Utilities’ individual dividend restrictions, because the PUCN dividend restriction currently limits the amount of dividends paid to us collectively by the Utilities to our actual cash debt service payments, which amount may be less than the aggregate amount of the Utilities’ individual dividend restrictions. In 2005, we received approximately $59.2 million in dividends from the Utilities to meet our debt service obligations.

NPC and SPPC may not be able to mitigate fuel and wholesale electricity pricing risks which could result in unanticipated liabilities or increased volatility in our earnings.
      NPC’s and SPPC’s business and operations are subject to changes in purchased power prices and fuel costs that may cause increases in the amounts they must pay for power supplies on the wholesale market and the cost of producing power in their generation plants. As evidenced by the western utility crisis that began in 2000, prices for electricity, fuel and natural gas may fluctuate substantially over relatively short periods of time and expose NPC and SPPC to significant commodity price risks. Among the factors that could affect market prices for electricity and fuel are:

•	prevailing market prices for coal, oil, natural gas and other fuels used in generation plants, including associated transportation costs, and supplies of such commodities;

•	changes in the regulatory framework for the commodities markets that they rely on for purchased power and fuel;

•	liquidity in the general wholesale electricity market;

•	the actions of external parties, such as the FERC or independent system operators, that may impose price limitations and other mechanisms to address some of the volatility in the western energy markets;

•	weather conditions impacting demand for electricity or availability of hydroelectric power or fuel supplies;

•	union and labor relations;

•	natural disasters, wars, embargoes and other catastrophic events; and

•	changes in federal and state energy and environmental laws and regulations.

      As a part of the Utilities’ risk management strategy, they focus on executing contracts for power deliveries to the Utilities’ physical points of delivery to mitigate the commodity-related risks listed above. To the extent that open positions exist, fluctuating commodity prices could have a material adverse effect on their cash flows and their ability to operate and, consequently, on our financial condition.
      Increasing energy commodity prices, particularly with respect to natural gas, have a significant effect on our short-term liquidity. Although the Utilities are entitled to recover their prudently incurred power, natural gas and fuel costs through deferred energy rate case filings with the PUCN, if current commodity prices hold or increase, the Utilities’ deferred energy balances will increase, which will negatively affect our cash flow and liquidity until such costs are recovered from customers.
      The Utilities are also subject to credit risk for losses that they incur as a result of non-performance by counterparties of their contractual obligations to deliver fuel, purchased power or settlement payments. The Utilities often extend credit to counterparties and customers and they are exposed to the risk that they may not be able to collect amounts owed to them. Credit risk includes the risk that a counterparty may default due to circumstances relating directly to it, and also the risk that a counterparty may default due to circumstances that relate to other market participants that have a direct or indirect relationship with such counterparty. Should a counterparty, customer or supplier fail to perform, the Utilities may be required to replace existing contracts with contracts at then-current market prices or to honor the underlying commitment.
      The Utilities are also subject to liquidity risk resulting from the exposure that their counterparties perceive with respect to the possible non-performance by the Utilities of their physical and financial obligations under their energy and fuel contracts. These counterparties may under certain circumstances, pursuant to the Utilities agreements with them, seek assurances of performance from the Utilities in the form of letters of credit, prepayment or cash deposits. In periods of price volatility, the Utilities’ exposure levels can change significantly, which could have a significant negative impact on our liquidity and earnings.
      As of February 24, 2006, NPC had approximately $170.4 million available under its $500 million revolving credit facility and SPPC has approximately $216 million available under its $250 million revolving credit facility. The combined effects of higher natural gas prices, significant deferred energy balances and ongoing under-recovery of fuel, energy and natural gas costs may have a negative effect on our short-term liquidity.

If NPC and/or SPPC do not receive favorable rulings in the deferred energy applications that they file with the PUCN and they are unable to recover their deferred purchased power and fuel costs, we will experience an adverse impact on cash flow and earnings. Any significant disallowance of deferred energy charges in the future could materially adversely affect our cash flow, financial condition and liquidity.
      The rates that NPC and SPPC charge their customers and certain aspects of their operations are subject to the regulation of the PUCN, which significantly influences their operating environment and affects their ability to recover costs from their customers. Under Nevada law, purchased power, gas and fuel costs in excess of those included in base rates are deferred as an asset on their balance sheets and are not shown as an expense until recovered from their retail customers. NPC and SPPC are required to file deferred energy applications with the PUCN at least once every twelve months so that the PUCN may verify the prudence of the energy costs and allow them to clear their deferred energy accounts. Nevada law also requires the PUCN to act on these cases within a specified time period. Any of these costs determined by the PUCN to have been imprudently incurred cannot be recovered from the Utilities’ customers. Past disallowances in NPC’s and SPPC’s deferred energy cases have been significant.
      On January 17, 2006, NPC filed its annual deferred energy rate case seeking to recover past costs of $171.5 million and to increase going-forward rates by $138 million. The filing, if approved by the PUCN, would result in an overall 9% increase to recover costs already incurred and a 8% increase to account for current and anticipated future costs. On December 1, 2005, SPPC filed its annual deferred energy rate case seeking to recover past costs of $46.7 million and to increase going forward rates by $53 million. Decisions on NPC’s and SPPC’s deferred energy rate cases are expected in the second quarter of 2006. As of

December 31, 2005, NPC’s and SPPC’s unapproved deferred energy costs, including claims for terminated energy supply contracts, were $282 million and $69.1 million, respectively, and SPPC’s unapproved gas deferred energy costs were $2.1 million.
      Material disallowances of deferred energy costs, gas costs or inadequate base tariff energy rates would have a significant adverse effect on the Utilities’ financial condition and future results of operations, could cause downgrades of both the Utilities’ and our securities by the rating agencies and would make it more difficult to finance operations and buy fuel and purchased power from third parties.

If NPC and/or SPPC do not receive favorable rulings in their future general rate cases, it will have a significant adverse effect on our financial condition, cash flows and future results of operations.
      The Utilities’ revenues and earnings are subject to changes in regulatory proceedings known as general rate cases, which the Utilities file with the PUCN approximately every two years. In the Utilities’ general rate cases, the PUCN establishes, among other things, their recoverable rate base, their return on common equity, overall rate return, depreciation rates and their cost of capital.
      On October 3, 2005, SPPC filed a gas and electric general rate case requesting a $27 million increase in its electric rates, for an overall increase of 3.4%, and a $8.3 million increase in its natural gas rates, for an overall increase of 5.4%. On January 23, 2006, SPPC reduced the amount requested in its electric filing to $3.2 million, for an overall increase of 0.4% in electric rates. A decision on SPPC’s gas and electric general rate case is expected early in the second quarter of 2006. NPC’s next general rate case will be filed in the fourth quarter of 2006.
      We cannot predict what the PUCN will direct in their orders on the Utilities’ pending or future general rate cases. Inadequate base energy rates would have a significant adverse effect on the Utilities’ financial condition and future results of operations and could cause additional downgrades of their securities by the rating agencies and make it significantly more difficult to finance operations and to buy fuel and purchased power from third parties.

Past regulatory decisions significantly adversely affected our liquidity. Adverse regulatory decisions could cause downgrades of our credit ratings which, in turn, could limit our access to the capital markets and make it difficult for the Utilities to obtain power necessary for their operations.
      On March 29, 2002, the PUCN issued a decision in NPC’s deferred energy rate case disallowing $434 million of its request to recover deferred purchased power and fuel costs through rate increases to its customers. Following this decision by the PUCN, each of Standard & Poor’s Rating Services (“S&P”) and Moody’s Investor Service, Inc. (“Moody’s”) lowered our unsecured debt ratings to below investment grade. As a result of these downgrades, our ability to access the capital markets to raise funds to service our debt obligations and refinance our maturing debt became limited. Since that time, SPR and the Utilities have completed a series of financings that have extended maturities, reduced interest costs, improved their capital structure, increased liquidity and enhanced our and the Utilities’ credit. As a result, Moody’s improved both the Utilities and our credit ratings, S&P changed our credit outlook to “positive” from “negative,” and Fitch Ratings Ltd. (“Fitch”) commenced credit coverage at the equivalent ratings as Moody’s. Currently, S&P, Moody’s and Fitch have our credit ratings on “stable” outlook. SPR and the Utilities will continue to look for opportunities to improve their financial strength and improve their credit quality. However, any future downgrades would increase our cost of capital and limit our access to the capital markets.
      Historically, NPC and SPPC have purchased a significant portion of the power that they sell to their customers from power suppliers. If their credit ratings are downgraded, they may experience difficulty entering into new power supply contracts, and to the extent that they must rely on the spot market, they may experience difficulty obtaining such power from suppliers in the spot market in light of their financial condition. In addition, if the Utilities experience unexpected failures or outages in their generation facilities, they may need to purchase a greater portion of the power they provide to their customers. If they do not have sufficient funds or access to liquidity to obtain their power requirements, particularly for NPC at the onset of the summer months, and are unable to obtain power through other means, their business, operations and financial condition will be materially adversely affected.

The Utilities plan to make significant capital expenditures to construct new transmission and generating facilities. If we are unable to finance such construction or limit the amount of capital expenditures associated therewith to forecasted levels, our financial condition and results of operation could be adversely affected.
      Our long term business objectives include plans to construct new generating and transmission facilities. Such construction will require significant capital expenditures that the Utilities may finance through significant additional borrowings under the Utilities’ respective credit facilities, through additional debt financings in private or public offerings or through our debt or equity financings. We cannot be sure that we will be able to obtain financing for such capital expenditures on favorable terms, or at all. Neither can we be sure that we will be successful in limiting capital expenditures to planned amounts. Failure to obtain favorable financing arrangements for our planned capital expenditures and to be able to limit such capital expenditures to forecasted amounts would adversely affect our financial condition and results of operation.

NPC and SPPC’s ability to access the capital markets is dependent on their ability to obtain regulatory approval to do so.
      NPC and SPPC must obtain regulatory approval in Nevada in order to borrow money or to issue securities and will therefore be dependent on the PUCN to issue favorable orders in a timely manner to permit them to finance their operations, construction and acquisition costs and to purchase power and fuel necessary to serve their customers. We cannot assure you that the PUCN will issue such orders or that such orders will be issued on a timely basis.

We and the Utilities have substantial indebtedness that we and they may be required to refinance. The failure to refinance indebtedness would have an adverse effect on us.
      We and the Utilities have indebtedness that must be repaid, purchased, remarketed or refinanced. If the Utilities do not have sufficient funds from operations and we do not have sufficient funds from dividends to repay this indebtedness at maturity, we will have to refinance the indebtedness through additional financings in private or public offerings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on the refinanced debt, the increase in interest expense associated with the refinancing could adversely affect our cash flow, and, consequently, the cash available for payments on our other indebtedness, including payments in respect of the notes. If the Utilities are unable to refinance or extend outstanding borrowings on commercially reasonable terms, or at all, they may have to:

•	reduce or delay capital expenditures planned for replacements, improvements and expansions; and/or

•	dispose of assets on disadvantageous terms, potentially resulting in losses and adverse effects on cash flow from their operating activities.
      We cannot assure you that the Utilities could effect or implement any of these alternatives on satisfactory terms, if at all. If we or the Utilities are unable to refinance indebtedness as it matures, our cash flow, financial conditions and liquidity could be materially adversely affected.

Our indebtedness is effectively subordinated to the liabilities of our subsidiaries, particularly NPC and SPPC. We and the Utilities have the ability to issue a significant amount of additional indebtedness under the terms of their various financing agreements.
      Because we are a holding company, our indebtedness is effectively subordinated to the Utilities’ existing and future liabilities. We conduct substantially all of our operations through our subsidiaries, and thus our ability to meet obligations under our indebtedness will be dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of our indebtedness will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and preferred stockholders. As of January 31, 2006, the Utilities had approximately $3.6 billion of debt outstanding and SPPC had approximately $50 million stated value of preferred stock outstanding. The terms of our indebtedness restrict the amount of additional indebtedness that we and the Utilities may issue. Based on our December 31, 2005 financial statements, assuming an interest rate of 6.0%, our indebtedness restrictions would allow us and the Utilities to issue up to approximately $482 million of additional indebtedness in the aggregate, unless the indebtedness being issued is specifically permitted under the terms of our indebtedness. In addition, NPC and SPPC are subject to restrictions under the terms of their various financing agreements on their ability to issue additional indebtedness.

The Utilities are subject to numerous environmental laws and regulations that may increase our cost of operations, impact or limit our business plans, or expose us to environmental liabilities.
      The Utilities are subject to extensive federal, state and local statutes, rules and regulations relating to environmental protection. These laws and regulations can result in increased capital, operating, and other costs, particularly with regard to enforcement efforts focused on power plant emissions obligations. These laws and regulations generally require us to obtain and comply with a wide variety of environmental licenses, permits, inspections and other approvals, and may be enforced by both public officials and private individuals. We cannot predict the outcome or effect of any action or litigation that may arise from applicable environmental regulations.
      In addition, either of the Utilities may be required to be a responsible party for environmental clean up at sites identified by environmental agencies or regulatory bodies. We cannot predict with certainty the amount or timing of future expenditures related to environmental matters because of the difficulty of estimating clean up costs. There is also uncertainty in quantifying liabilities under environmental laws that impose joint and several liability on all potentially responsible parties. Environmental regulations may also require us to install pollution control equipment at, or perform environmental remediation on, our facilities.
      Existing environmental regulations may be revised or new regulations may be adopted or become applicable to us. Revised or additional regulations, which result in increased compliance costs or additional operating restrictions, could have a material adverse effect on our financial condition and results of operations particularly if those costs are not fully recoverable from our customers.
      Furthermore, we may not be able to obtain or maintain all environmental regulatory approvals necessary to our business. If there is a delay in obtaining any required environmental regulatory approval or if we fail to obtain, maintain or comply with any such approval, operations at our affected facilities could be halted or subjected to additional costs. Further, at some of our older facilities the cost of installing the necessary equipment may cause us to shut down those generation units.

Our operating results will likely fluctuate on a seasonal and quarterly basis.
      Electric power generation is generally a seasonal business. In many parts of the country, including our service areas, demand for power peaks during the hot summer months, with market prices also peaking at that time. As a result, our operating results in the future will likely fluctuate substantially on a seasonal basis. In addition, we have historically sold less power, and consequently earned less income, when weather conditions in our service areas are milder. Unusually mild weather in the future could diminish our results of operations and harm our financial condition.

War and the threat of terrorism or epidemics may harm our future growth and operating results.
      The growth of our business depends in part on continued customer growth and tourism demand in the Las Vegas portion of our service area. Changes in consumer preferences or discretionary consumer spending in the Las Vegas portion of our service area could harm our business. The terrorist attacks of September 11, 2001 had a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. Although activity levels in the Las Vegas area have recovered significantly since then, we cannot predict the extent to which future terrorist and war activities, or epidemics, in the United States and elsewhere may affect us, directly or indirectly. An extended period of reduced discretionary spending and/or disruptions or declines in airline travel and business conventions could significantly harm the businesses in and the continued growth of the Las Vegas portion of our service area, which could harm our business and results of operations. In addition, instability in the financial markets as a result of war, terrorism or epidemics may affect our ability to raise capital.
      A continued military presence in Iraq or any other military strikes may affect our operations in unpredictable ways, such as increased security measures and disruptions of fuel supplies and markets, particularly oil. Uncertainty surrounding retaliatory military strikes or a sustained military campaign may affect our business in unpredictable ways, including disruptions of fuel supplies and markets, and the possibility that our infrastructure facilities (which includes our pipelines, production facilities, and transmission and distribution facilities) could be direct targets or indirect casualties of an act of terror. War and the possibility of a prolonged military presence may have an adverse effect on the economy in general, which could adversely affect our business, operations and financial condition.
Risks Relating to the Notes

The notes will be effectively subordinated to the liabilities of our subsidiaries; and we may issue a significant amount of additional indebtedness.
      Because we are a holding company, the notes will be effectively subordinated to the existing and future liabilities of our subsidiaries. We conduct substantially all of our operations through our subsidiaries, thus our ability to meet our obligations under the notes will be dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and the preferred stockholders of our subsidiaries. As of January 31, 2006, our subsidiaries had approximately $3.6 billion of debt outstanding and our subsidiary SPPC had approximately $50 million stated value of preferred stock outstanding. Although the indenture under which the notes were issued does not restrict the amount of indebtedness that we and our subsidiaries may issue, the terms of our 7.803% Senior Notes due 2012, and our 8 5/8% Senior Notes due 2014 restrict us, along with NPC and SPPC, to issuing no more than approximately $482 million of additional indebtedness in the aggregate based on our December 31, 2005 financial statements, assuming an interest rate of 6.00%, unless the indebtedness being issued is specifically permitted under the terms of our 7.803% Senior Notes due 2012 and our 8 5/8% Senior Notes due 2014. In addition, NPC and SPPC are subject to restrictions under the terms of their various financing agreements on their ability to issue additional indebtedness.

We may not have sufficient funds to repurchase the notes if we experience a change in control.
      We are required, under the terms of the notes, to offer to purchase all of the outstanding notes if we experience a change of control. Similar requirements exist in outstanding indebtedness of the Utilities. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding to purchase the notes, or any other securities that we would be required to offer to purchase. We expect that we would require additional financing from third parties to fund any such purchases but we cannot assure you that we would be able to obtain such financing. Our failure to repay holders tendering notes upon a change of control would result in an event of default under the notes. See “Description of Other Indebtedness” and “Description of the Notes — Repurchase at the Option of Holders — Change of Control.”

SIERRA PACIFIC RESOURCES
      Sierra Pacific Resources engages primarily in the power and energy businesses through several regulated subsidiaries. We completed a merger with NPC in July 1999, combining the two largest regulated electric utility companies in the state of Nevada. Today, we serve approximately 95% of Nevada residents, providing electricity and/or gas to approximately 1.1 million customers in service territories that cover northern and southern Nevada and the Lake Tahoe region of California. In addition to NPC and SPPC, we also operate several non-regulated businesses.
Our Subsidiaries
      Nevada Power Company, a wholly owned subsidiary of Sierra Pacific Resources, is a public utility engaged in the distribution, transmission, generation and sale of electric energy to approximately 774,000 customers in southern Nevada. NPC has a total generating capacity of 3,066 MW of coal and natural gas/oil fired generating plants and serves customers in the communities of Las Vegas, North Las Vegas, Henderson, Searchlight, Laughlin and adjoining areas, including Nellis Air Force Base. Service is also provided to the Department of Energy’s Nevada Test Site in Nye County.
      Sierra Pacific Power Company, a wholly owned subsidiary of Sierra Pacific Resources, is a public utility primarily engaged in the distribution, transmission, generation and sale of electric energy and natural gas in Nevada. SPPC has a total generating capacity of 1,045 MW of coal and natural gas/oil fired generating plants and provides electricity to approximately 353,000 customers in a 50,000 square mile service area in western, central and northeastern Nevada, including the cities of Reno, Sparks, Carson City and Elko, and a portion of eastern California, including the Lake Tahoe area. SPPC also provides natural gas service in Nevada to approximately 140,000 customers in the cities of Reno and Sparks and the surrounding areas.
      Tuscarora Gas Pipeline Company is a joint venture partner with TransCanada Pipelines Ltd. in the operation of a 229 mile natural gas pipeline regulated by the FERC that serves Reno, northern Nevada and northeastern California. We also operate non-utility businesses which, collectively, do not comprise a material amount of our total revenues or total assets.
Recent Developments
      PUCN Financing Order
      On February 28, 2006, the PUCN issued an order authorizing SPPC and NPC to issue secured or unsecured long-term debt securities in aggregate amounts not to exceed $1.36 billion and $1.78 billion, respectively. Under the terms of the order, NPC has the authority to refinance $1.39 billion of long-term debt and to issue $389 million in new debt and SPPC has the authority to refinance $867 million of long-term debt and to issue $493 million in new debt. The Utilities’ may issue new debt for additional liquidity purposes particularly for their fuel and purchase power requirements, to pay premiums associated with refinancing certain debt instruments and to finance capital expenditures according to their PUCN-approved Integrated Resource Plans. In addition to certain reporting requirements, the PUCN order requires that the Utilities limit their combined annual dividend payments to us to our actual cash debt service payments, until the Utilities’ senior secured debt obtains investment grade status from at least two rating agencies.
Dividends from Subsidiaries
      Since we are a holding company, substantially all of our cash flow is provided by dividends paid to us by NPC and SPPC on their common stock, all of which is owned by us. Since NPC and SPPC are public utilities, they are subject to regulation by state utility commissions, which may impose limits on investment returns or otherwise impact the amount of dividends that the Utilities may declare and pay, and to a federal statutory limitation on the payment of dividends. In addition, certain agreements entered into by the Utilities set restrictions on the amount of dividends they may declare and pay and restrict the circumstances under which such dividends may be declared and paid. The specific restrictions on dividends contained in agreements to which NPC and SPPC are party, as well as specific regulatory limitations on dividends, are summarized below.

Material Dividend Restrictions Applicable to Nevada Power Company

•	The following notes and credit agreement limit the amount of payments in respect of common stock that NPC may make to us:

•	NPC’s 5 7/8% General and Refunding Mortgage Notes, Series L, due 2015, which were issued on November 16, 2004,

•	NPC’s Revolving Credit Agreement, which was amended and restated on November 4, 2005,

•	NPC’s 6 1/2% General and Refunding Mortgage Notes, Series I, due 2012, which were issued on April 7, 2004,

•	NPC’s 9% General and Refunding Mortgage Notes, Series G, due 2013, which were issued on August 13, 2003, and

•	NPC’s 10 7/8% General and Refunding Mortgage Notes, Series E, due 2009, which were issued on October 29, 2002.

However, the dividend payment limitation does not apply to payments by NPC to enable us to pay our reasonable fees and expenses, provided that:

•	those payments do not exceed $60 million for any one calendar year,

•	those payments comply with any regulatory restrictions then applicable to NPC, and

•	the ratio of consolidated cash flow to fixed charges for NPC’s most recently ended four full fiscal quarters immediately preceding the date of payment is at least 1.75 to 1.

The terms of the various series of Notes, and the Revolving Credit Agreement also permit NPC to make payments to us in excess of the amounts payable discussed above in an aggregate amount not to exceed:

•	under the Series E Notes, $15 million from the date of the issuance of the Series E Notes,

•	under the Series G, Series I and Series L Notes, $25 million from the date of the issuance of the Series G, Series I and Series L Notes, respectively, and

•	under the Second Amended and Restated Revolving Credit Facility, $50 million from the date of the establishment of the Amended and Restated Revolving Credit Facility.

In addition, NPC may make payments to us in excess of the amounts described above so long as, at the time of payment and after giving effect to the payment:

i.	there are no defaults or events of default with respect to the Series E, G, I and L Notes or the Revolving NPC Credit Agreement,

ii.	NPC has a ratio of consolidated cash flow to fixed charges for NPC’s most recently ended four full fiscal quarters immediately preceding the payment date of at least 2 to 1, and

iii.	the total amount of such dividends is less than:

•	the sum of 50% of NPC’s consolidated net income measured on a quarterly basis cumulative of all quarters from the date of issuance of the applicable series of Notes or Credit Agreement, plus

•	100% of NPC’s aggregate net cash proceeds from contributions to its common equity capital or the issuance or sale of certain equity or convertible debt securities of NPC, plus

•	the lesser of cash return of capital or the initial amount of certain restricted investments, plus

•	the fair market value of NPC’s investment in certain subsidiaries.

Since NPC meets (i) and (ii) above, NPC would be able to pay up to a maximum of $359 million to us as of December 31, 2005.

If NPC’s Series E Notes, Series G Notes, Series I Notes, or Series L Notes are upgraded to investment grade by both Moody’s Investors Service, Inc. (Moody’s) and Standard & Poor’s Rating Group, Inc. (S&P), these restrictions will be suspended and will no longer be in effect so long as the applicable series of Notes remains investment grade.

Material Dividend Restrictions Applicable to Sierra Pacific Power Company

•	The following notes and credit facility limit the amount of payments in respect of common stock that SPPC may make to us:

•	SPPC’s Revolving Credit Agreement, which was amended and restated on November 4, 2005, and

•	SPPC’s 6 1/4% General and Refunding Mortgage Notes, Series H, due 2012, which were issued on April 16, 2004.

However, the dividend payment limitation does not apply to payments by SPPC to enable us to pay our reasonable fees and expenses provided that:

•	those payments do not exceed $50 million for any one calendar year,

•	those payments comply with any regulatory restrictions then applicable to SPPC, and

•	the ratio of consolidated cash flow to fixed charges for SPPC’s most recently ended four full fiscal quarters immediately preceding the date of payment is at least 1.75 to 1.

The terms of the Series H Notes also permit SPPC to make payments to us in excess of the amounts payable discussed above in an aggregate amount not to exceed $25 million from the date of the issuance of the Series H Notes.

The terms of the Amended and Restated Revolving Credit Facility also permit SPPC to make payments to us in excess of the amounts payable above in an aggregate amount not to exceed $50 million from the date of the establishment of the Amended and Restated Revolving Credit Facility.

In addition, SPPC may make payments to us in excess of the amounts described above so long as, at the time of payment and after giving effect to the payment:

i.	there are no defaults or events of default with respect to the Series H Notes or the SPPC Revolving Credit Agreement,

ii.	SPPC has a ratio of consolidated cash flow to fixed charges for SPPC’s most recently ended four full fiscal quarters immediately preceding the payment date of at least 2 to 1, and

iii.	the total amount of such dividends is less than:

•	the sum of 50% of SPPC’s consolidated net income measured on a quarterly basis cumulative of all quarters from the date of issuance of the Series H Notes or the establishment of the Revolving Credit Agreement, plus

•	100% of SPPC’s aggregate net cash proceeds from contributions to its common equity capital or the issuance or sale of certain equity or convertible debt securities of SPPC, plus

•	the lesser of cash return of capital or the initial amount of certain restricted investments, plus

•	the fair market value of SPPC’s investment in certain subsidiaries.

Since SPPC meets (i) and (ii) above, SPPC would be able to pay up to a maximum of $22 million to us as of December 31, 2005.

If SPPC’s Series H Notes are upgraded to investment grade by both Moody’s and S&P, these restrictions will be suspended and will no longer be in effect so long as the applicable series of Notes remain investment grade.

Dividend Restrictions Applicable to the Utilities

•	On February 28, 2006, the PUCN issued an order in connection with its authorization of the issuance of long-term debt securities by each of the Utilities. The PUCN order, for NPC Docket 05-10025 and for SPPC Docket 05-10024, limits the Utilities’ combined annual dividend payments to us to our actual cash debt service payments, until the Utilities’ senior secured debt obtains investment grade status from at least two rating agencies.

•	The Utilities are subject to the provision of the Federal Power Act that states that dividends cannot be paid out of funds that are properly included in their capital account. Although the meaning of this provision is unclear, the Utilities believe that the Federal Power Act restriction, as applied to their particular circumstances, would not be construed or applied by the FERC to prohibit the payment of dividends for lawful and legitimate business purposes from current year earnings, or in the absence of current year earnings, from other/additional paid-in capital accounts. If, however, the FERC were to interpret this provision differently, the ability of the Utilities to pay dividends to us could be jeopardized.

      We are incorporated in Nevada. Our principal executive offices are located at 6100 Neil Road, Reno, Nevada 89520 and our telephone number is (775) 834-3600.

SELECTED FINANCIAL INFORMATION
      The following tables summarize our selected historical financial data, which you should read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes from our Form 10-K for the year ended December 31, 2005 which is incorporated by reference herein, which financial statements and notes should be read in their entirety. Our obligations under the notes will not be guaranteed by Nevada Power Company, Sierra Pacific Power Company or any other entity. The selected financial data have been derived from our financial statements.

	Year Ended December 31,

	2001		2002	2003	2004		2005

	(Dollars in thousands)
Operating Revenues	$4,574,987		$2,984,604	$2,787,543	$2,823,839		$3,030,219
Operating Income (Loss)	224,641		(27,508)	271,464	338,785		358,781
Income (Loss) from Continuing Operations	35,818		(294,979)	(104,160)	35,635		86,240
Income (Loss) from Continuing Operations Per Average Common Share — Basic and Diluted	0.41		(2.89)	(0.90)	0.19		0.46
Dividends Declared per Common Share	0.40		0.20	—	—		—
Ratio of Earnings to Fixed Charges(1)(2)	1.17	x	—	—	1.13	x	1.31	x

(1)	Includes amortization of premiums, discounts and capitalized debt expense and interest component of rent expense. For the purpose of calculating the ratio of earnings to fixed charges, “Fixed Charges” represent the aggregate of interest charges on short-term and long-term debt, allowance for borrowed funds used during construction and capitalized interest, the portion of rental expense deemed to be attributable to interest, and the pre-tax preferred stock dividend requirement of SPPC. “Earnings” represent pre-tax income (or loss) from continuing operations before the pre-tax preferred stock dividend requirement of SPPC, fixed charges and capitalized interest.

(2)	For the years ended December 31, 2002 and 2003, earnings were insufficient to cover fixed charges by $467,440 and $160,343, respectively.

	As of December 31,

	2001	2002	2003	2004	2005

	(Dollars in thousands)
Total Assets	$8,132,727	$7,110,639	$7,063,758	$7,528,467	$7,870,546
Long-Term Debt (including current maturities)	3,692,760	3,899,176	3,798,644	4,089,772	3,876,031
AFFILIATE TRANSACTIONS AND RELATIONSHIPS
      Our employees provide certain accounting, treasury, information technology and administrative services to NPC and SPPC. The costs of those services are allocated among us, NPC and SPPC according to each company’s usage. Additionally, many of our officers are also officers of NPC and SPPC. Furthermore, we, NPC and SPPC have the same members on their respective boards of directors.
      We file a consolidated federal income tax return for ourselves, NPC, SPPC and our other subsidiaries. Current income taxes are allocated based on each company’s respective taxable income or loss. Investment tax credits are allocated between us and our subsidiaries as if each company filed a separate return. We do not believe that as a result of the joint filing any significant additional tax liability would be incurred by any of our subsidiaries on behalf of any other subsidiary. However, it is possible that we and our subsidiaries could incur certain tax liabilities as a result of the joint tax filing in the event of a change in applicable law or as a result of an audit.

      As part of the on-going cash management practices and operations, we, NPC and SPPC may make intercompany loans to each other, subject to any applicable regulatory restrictions and restrictions under each company’s financing agreements.
USE OF PROCEEDS
      We will not receive any proceeds from the issuance of the new notes. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, which will be cancelled and as such will not result in any increase in our indebtedness.
      The proceeds of the old notes were used to pay the premium associated with the conversion offer with respect to our unsecured 7.25% Convertible Notes due 2010 as well as for associated fees and expenses of the conversion offer, to repurchase $141 million of our 7.93% Senior Notes due 2007 that were a component of our Premium Income Equity Securities in connection with the remarketing of such notes and for general corporate purposes, including increasing our liquidity.
THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
      We are offering to issue our 6 3/4% Senior Notes due 2017, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “new notes”), in exchange for our 6 3/4% Senior Notes due 2017, which have not been so registered (the “old notes”), as described in this prospectus (the “Exchange Offer”).
      The old notes were sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., ABN AMRO Incorporated, BNY Capital Markets, Inc. and Scotia Capital (USA) Inc. (collectively, the “Initial Purchasers”) on August 12, 2005 to a limited number of institutional investors (the “Purchasers”). In connection with the sale of the old notes, we entered into a Registration Rights Agreement with the Initial Purchasers, dated August 12, 2005 (the “Registration Rights Agreement”), which requires us, among other things,

(a) to file with the Securities and Exchange Commission a registration statement under the Securities Act with respect to new notes substantially identical in all material respects to the old notes, to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act and to make an exchange offer for the old notes as discussed below, or

(b) to register the old notes under the Securities Act.
      We are obligated, upon the effectiveness of the exchange offer registration statement referred to in (a) above, to offer the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy our obligations under that agreement. The term “Holder” with respect to the Exchange Offer means any person in whose name old notes are registered on our books, any other person who has obtained a properly completed assignment from the registered holder or any DTC participant whose old notes are held of record by DTC. At the date of this prospectus, the sole Holder of old notes is DTC.
      In participating in the Exchange Offer, a Holder is deemed to represent to us, among other things, that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the Holder,

(b) neither the Holder nor any such other person receiving such new notes is engaging in or intends to engage in a distribution of such new notes,

(c) neither the Holder nor any such other person receiving such new notes has an arrangement or understanding with any person to participate in the distribution of such new notes, and

(d) neither the Holder nor any such other person receiving such new notes is an “affiliate,” of ours as defined in Rule 405 under the Securities Act.

      Based on interpretations by the staff of the Securities and Exchange Commission set forth in no-action letters issued to third-parties, we believe that the new notes issued pursuant to the Exchange Offer may be offered for resale and resold or otherwise transferred by any Holder of such new notes (other than any such Holder which is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act and except as otherwise discussed below with respect to Holders which are broker-dealers) without compliance with the registration and prospectus delivery requirements of the Securities Act, so long as such new notes are acquired in the ordinary course of such Holder’s business and such Holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the new notes cannot rely on such interpretation by the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Under no circumstances may this prospectus be used for any offer to resell or any resale or other transfer in connection with a distribution of the new notes. In the event that our belief is not correct, Holders of the new notes who transfer new notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability thereunder. We do not assume or indemnify Holders against such liability.
      Each broker-dealer that receives new notes for its own account in exchange for old notes which were acquired by such broker-dealer as a result of market-making activities or other trading activities must, and must agree to, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. This prospectus may be used for such purpose. Any such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act. The foregoing interpretation of the staff of the Securities and Exchange Commission does not apply to, and this prospectus may not be used in connection with, the resale by any broker-dealer of any new notes received in exchange for an unsold allotment of old notes purchased directly from us.
      We have not entered into any arrangement or understanding with any person to distribute the new notes to be received in the Exchange Offer.
      The Exchange Offer is not being made to, nor will we accept tenders for exchange from, Holders of old notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. See “PLAN OF DISTRIBUTION.”
Terms of the Exchange Offer
      Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Old notes may be tendered only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of old notes surrendered in the Exchange Offer.
      The form and terms of the new notes will be the same as the form and terms of the old notes except the new notes will be registered under the Securities Act while the old notes were not. The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes, and both the old notes and the new notes will be treated as a single series of debt securities under that indenture.

      As of the date of this prospectus, $225,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus, together with the letter of transmittal, is being sent to all Holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the Exchange Offer.
      We intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Old notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits those Holders have under the indenture under which the notes were issued. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted old notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.
      We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purposes of receiving the new notes from us and delivering new notes to those Holders. Subject to the terms of the Registration Rights Agreement, we expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “— Conditions to the Exchange Offer.”
      Holders who tender old notes in the Exchange Offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. It is important that you read the “— Fees and Expenses” section below for more details regarding fees and expenses incurred in the Exchange Offer.
Expiration Date; Extensions; Amendments
      The term “Expiration Date,” shall mean 5:00 p.m., New York City time on April 13, 2006 unless we, in our sole discretion, extend the Exchange Offer, in which case the term “Expiration Date” will mean the latest date and time to which the Exchange Offer is extended.
      In order to extend the Exchange Offer, we will notify the Exchange Agent of any extension orally or in writing and we will notify the registered Holders of old notes of the extension no later than 9:00 a.m., New York time, on the business day after the previously scheduled expiration date.
      We reserve the right, in our sole discretion:

•	to delay accepting any old notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth under “— Conditions to the Exchange Offer” below have not been satisfied, by giving oral or written notice of the delay, extension or termination to the Exchange Agent; or

•	subject to the terms of the Registration Rights Agreement, to amend the terms of the Exchange Offer in any manner.
      Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered Holders of old notes. If we amend the Exchange Offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of old notes of the amendment. During any of these extensions, all old notes previously tendered will remain subject to the Exchange Offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering Holder as promptly as practicable after the expiration or termination of the Exchange Offer.

      Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, we will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.
      Upon satisfaction or waiver of all the conditions to the Exchange Offer, we will accept, promptly after the Expiration Date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See “— Conditions to the Exchange Offer.” For purposes of the Exchange Offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we shall have given oral or written notice thereof of the Exchange Agent.
      In all cases, issuance of the new notes for old notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or facsimile thereof or an Agent’s message in lieu thereof) and all other required documents; provided, however, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if old notes are submitted for a greater principal amount or a greater principal amount, respectively, than the Holder desires to exchange, then such unaccepted or non-exchange old notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.
Conditions to the Exchange Offer
      Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange any new notes for any old notes, and we may, subject to the terms of the Registration Rights Agreement, terminate the Exchange Offer before accepting any old notes for exchange, if:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer; or

•	any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Securities and Exchange Commission, which, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offer.

      If we determine in our sole discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any old notes and return all tendered old notes to the tendering Holders,

•	extend the Exchange Offer and retain all old notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such old notes to withdraw their tendered old notes, or

•	waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered old notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and we will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

      In addition, we will not be obligated to accept for exchange the old notes of any Holder that has not made:

•	the representations described under “— Purpose and Effect of the Exchange Offer,” and

•	such other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.
      The Exchange Offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.
      These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of that right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.
      In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any of those old notes, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.
Procedures for Tendering — Registered Holders and DTC Participants
      REGISTERED HOLDERS OF OLD NOTES, AS WELL AS BENEFICIAL OWNERS WHO ARE DIRECT PARTICIPANTS IN DTC, WHO DESIRE TO PARTICIPATE IN THE EXCHANGE OFFER SHOULD FOLLOW THE DIRECTIONS SET FORTH BELOW AND IN THE LETTER OF TRANSMITTAL.
      ALL OTHER BENEFICIAL OWNERS SHOULD FOLLOW THE INSTRUCTIONS RECEIVED FROM THEIR BROKER OR NOMINEE AND SHOULD CONTACT THEIR BROKER OR NOMINEE DIRECTLY. THE INSTRUCTIONS SET FORTH BELOW AND IN THE LETTER OF TRANSMITTAL DO NOT APPLY TO SUCH BENEFICIAL OWNERS.
Registered Holders
      To tender in the Exchange Offer, a Holder (other than DTC or its nominee) must complete, sign and date the letter of transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the Exchange Agent prior to the expiration date. In addition, the certificates for such old notes must be received by the Exchange Agent along with the letter of transmittal.
      To be tendered effectively, the letter of transmittal and other required documents must be received by the Exchange Agent at the address set forth below under “— Exchange Agent” prior to the Expiration Date.
      The tender by a Holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.
      THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER, BUT THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO SIERRA PACIFIC RESOURCES. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS,

TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.
      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the old notes tendered pursuant thereto are tendered

•	by a registered Holder who has not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).
      In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (an “Eligible Institution”).
      If the letter of transmittal is signed by a person other than the registered Holder of any old notes listed therein, such old notes must be endorsed or accompanied by a properly completed note power signed by such registered Holder as such registered Holder’s name appears on such old notes.
      If the letter of transmittal or any old notes or note or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.
DTC Participants
      Any financial institution that is a participant in DTC’s systems must make book-entry delivery of old notes by causing DTC to transfer such old notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer. Such delivery must be accompanied by an Agent’s Message (as hereinafter defined), and any other required documents, and must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under “— Exchange Agent” prior to the Expiration Date. The Exchange Agent will make a request to establish an account with respect to the old notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus.
      The term “Agent’s Message” means a message, electronically transmitted by DTC to and received by the Exchange Agent, and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a Holder of old notes stating that such Holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, the letter of transmittal and, further, that such Holder agrees that we may enforce the letter of transmittal against such Holder.
Miscellaneous
      All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or the acceptance of any of the old notes which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify Holders of defects or irregularities with respect to tenders of old notes, neither we, the Exchange Agent, or any other person shall incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date.
      By tendering, each Holder or the Person receiving the new notes, as the case may be, will be deemed to represent to us that, among other things,

•	the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the Person receiving such new notes, whether or not such person is the Holder,

•	neither the Holder nor any such other Person is engaged or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of such new notes, and

•	neither the Holder nor any such other Person is an “affiliate,” of ours as defined in Rule 405 promulgated under the Securities Act.

      In all cases, issuance of new notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for the old notes tendered for exchange or a timely Book-Entry Confirmation of such old notes into the Exchange Agent’s account at DTC, a properly completed and duly executed letter of transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if old notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering Holder thereof (or, in the case of old notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.
      We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding subsequent to the Expiration Date or, as set forth above under “— Conditions to the Exchange Offer,” to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.
Book Entry Transfer
      The Exchange Agent will establish an account with respect to the old notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution participant in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer those old notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer.
Withdrawal of Tenders
      Except as otherwise provided in this prospectus, Holders of old notes may withdraw their tenders at any time prior to 5:00 p.m., New York City time, on the Expiration Date.
      To withdraw a tender of old notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must

•	specify the name of the person having deposited the old notes to be withdrawn (the “Depositor”),

•	identify the old notes to be withdrawn (including the certificate number, unless tendered by book-entry transfer),

•	be signed by the Holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustees with respect to the old notes register the transfer of such old notes in the name of the person withdrawing the tender, and

•	specify the name in which any such old notes are to be registered, if different from that of the Depositor. If old notes have been tendered pursuant to book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by any method of delivery described in this paragraph.
      All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal; and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Properly withdrawn old notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the Expiration Date.
Exchange Agent
      The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. You should direct requests for additional copies of this prospectus or of the letter of transmittal addressed as follows:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street, 7 East
New York, NY 10286
Attn: Randolph Holder
By Telephone: (212) 815-5098
By Facsimile: (212) 298-1915
Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.
      We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses in connection therewith.
      Our expenses in connection with the Exchange Offer are estimated in the aggregate to be approximately $100,000 and include, among other things:

•	Securities and Exchange Commission registration fees;

•	fees and expenses of the Exchange Agent and the Trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes
      We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the Exchange Offer. The tendering Holder, however, will be required to pay any transfer taxes (whether imposed on the registered Holder or any other person) if:

•	certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of old notes tendered;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	transfer tax is imposed for any reason other than the exchange of old notes pursuant to the Exchange Offer.
      If satisfactory evidence of payment of those taxes is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed to such tendering Holder.
Consequences of Failure to Exchange
      Holders of old notes who do not exchange their old notes for new notes pursuant to the Exchange Offer will remain subject to the restrictions on transfer applicable to the old notes as set forth in the offering memorandum distributed in connection with the private offering of the old notes.
      In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under, or not subject to, the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the staff of the Securities and Exchange Commission, we believe that new notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by their holders (other than any such Holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Holders acquired the new notes in the ordinary course of the Holders’ business and the Holders have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the Exchange Offer. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the new notes:

•	could not rely on the applicable interpretations of the Securities and Exchange Commission; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction of the new notes.
      After the Exchange Offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we consummate the Exchange Offer could lower the market price of the new notes.
Accounting Treatment
      We will record the new notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the Exchange Offer.
Other
      Participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
      We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent Exchange Offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF THE NOTES
      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Company” refers only to Sierra Pacific Resources and not to any of its subsidiaries, the word “NPC” refers only to Nevada Power Company and the word “SPPC” refers only to Sierra Pacific Power Company.
General
      The old notes were issued under an indenture between us and The Bank of New York, as trustee, in a private transaction that is not subject to the registration requirements of the Securities Act. See “NOTICE TO INVESTORS.” The old notes and new notes are sometimes collectively called the “notes” and individually a “note”. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
      The following description is a summary of the material terms of the notes as set forth in the indenture entered into in connection with the issuance and sale of the notes. The summaries do not restate the applicable documents and agreements in their entirety. Copies of the indenture are available to prospective purchasers of the notes upon request. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.
      The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Brief Description of the Notes
      The notes are:

•	general unsecured, senior obligations of the Company;

•	senior in right of payment to all existing and any future subordinated Indebtedness of the Company;

•	pari passu in right of payment with all existing and any future senior unsecured Indebtedness of the Company;

•	effectively junior in right of payment to any future secured Indebtedness of the Company to the extent of the collateral securing that Indebtedness; and

•	effectively subordinated in right of payment to all Indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries.
      The notes are not guaranteed by any of the Company’s subsidiaries. The notes are effectively subordinated to all Indebtedness and other obligations (including trade payables) of the Company’s subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the Company’s subsidiaries, such subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company.
      As of December 31, 2005, the Company had, on a stand alone basis, approximately $660 million of senior Indebtedness. As of January 31, 2006, the new notes would have ranked effectively subordinated in right of payment to approximately $3.6 billion of indebtedness of our subsidiaries and $50 million stated value of preferred stock of SPPC.
      As of the date of the closing of the Exchange Offer, all subsidiaries of the Company will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to most of the restrictive covenants set forth in the indenture.

Principal, Maturity and Interest
      The Company may issue additional notes of the same series having the same terms as the notes offered hereby from time to time after this Exchange Offer. Any offering of additional notes is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes of the same series having the same terms as the notes offered hereby subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on August 15, 2017.
      Interest on the notes will accrue at the rate of 6 3/4% per annum and will be payable semi-annually in arrears on February 15 and August 15. The Company will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.
      Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
      If a holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium on that holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
      The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
      A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before the selection of notes to be redeemed.
Optional Redemption
      At any time prior to August 15, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes at a redemption price of 106.75% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of any public or private offering of its Equity Interests (other than Disqualified Stock), provided that:

(1) at least 65% of the aggregate principal amount of notes remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

(2) any such redemption occurs within 120 days of the date of the closing of such offering.
      Except pursuant to the preceding paragraph, the notes will not be redeemable at the Company’s option prior to August 15, 2010.
      On and after August 15, 2010, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage

2010	103.375%
2011	102.250%
2012	101.125%
2013 and thereafter	100.000%
      In the case of any Triggering Event occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the senior notes pursuant to the provisions of the indenture relating to redemption at the option of the Company, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the redemption of the senior notes at the option of the holders.
Redemption at the Option of Holders
      Upon the occurrence of any of the following events (the “Triggering Events”):

•	failure for 30 days to pay when due interest on the notes;

•	failure to pay when due the principal of, or premium, if any, on the notes;

•	failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Certain Covenants — Restricted Payments,” “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” or “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

•	failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Asset Sales” or “— Repurchase at the Option of Holders — Change of Control”;

•	failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture or the notes;

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company whether such Indebtedness or guarantee now exists, or is created after the issue date of the notes, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity;

and in each case, the principal amount of any such Indebtedness, together with the principal amount of any such other Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

•	failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

•	certain events of bankruptcy or insolvency, with respect to the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a group, would constitute a Significant Subsidiary, the holders of at least 25% in principal amount of the then outstanding notes may deliver a notice to the Company requiring the Company to redeem the notes immediately, at a redemption price equal to 100% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, on the notes to the date of redemption.
      The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Company and the trustee may on behalf of the holders of all of the notes waive any existing Triggering Event and its consequences except a continuing Triggering Event related to the payment of interest on, or the principal of, the notes.
      In the case of any Triggering Event occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the provisions of the indenture relating to redemption at the option of the Company, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the redemption of the notes at the option of the holders.
      The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Triggering Event, the Company is required to deliver to the trustee a statement specifying such Triggering Event.
Selection and Notice
      If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.
      No notes of $1,000 principal amount or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the notes under the indenture. Notices of redemption may not be conditional.
      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.
Mandatory Redemption
      Except as described under “Redemption at the Option of Holders” above and “Repurchase at the Option of the Holders” below, the Company is not required to make mandatory redemption, purchase or sinking fund payments with respect to the notes.
Suspended Covenants
      During any period of time that the notes have an Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing under the indenture, the

Company and its Restricted Subsidiaries will not be subject to the provisions of the indenture described below under the following captions:

•	“— Repurchase at the Option of Holders — Asset Sales,”

•	“— Certain Covenants — Restricted Payments,”

•	“— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,”

•	“— Certain Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,”

•	“— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,”

•	“— Certain Covenants — Transactions with Affiliates” and

•	“— Certain Covenants — Business Activities”
      (collectively, the “Suspended Covenants”); provided, however, that the provisions of the indenture described below under the following captions will not be so suspended:

•	“— Repurchase at the Option of Holders — Change of Control,”

•	“— Certain Covenants — Liens,”

•	“— Certain Covenants — Merger, Consolidation or Sale of Assets” (except as set forth in that covenant),

•	“— Certain Covenants — Future Subsidiary Guarantees” (except as set forth in that covenant),

•	“— Certain Covenants — Sale and Leaseback Transactions” (except as set forth in that covenant), and

•	“— Certain Covenants — Payments for Consent”.
      As a result, during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection. If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding paragraph and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Ratings so that the notes do not have an Investment Grade Rating from both Rating Agencies, or a Default or Event of Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the indenture (each such date of reinstatement being the “Reinstatement Date”), including the preceding sentence. Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under “— Certain Covenants — Restricted Payments” as though such covenant had been in effect during the entire period of time from which the notes are issued, provided, however, that no immediate Default or Event of Default shall occur as a result of such reinstatement of the Suspended Covenants.
Repurchase at the Option of Holders

Change of Control
      If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 100% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within ten days following any Change of Control, the Company will mail a notice to each holder of notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than

30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.
      On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.
      The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.
      The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
      The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.
      The Company’s future agreements governing its Indebtedness, including one or more Credit Facilities, may prohibit the Company from purchasing any notes in the event of a Change of Control, and may also provide that a Change of Control would constitute a default or require repayment of the Indebtedness under these agreements. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain the prohibition. If the Company does not obtain such a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company’s failure to comply with the foregoing provisions would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Credit Facility or other agreements governing its Indebtedness.
      The G&R Indentures also require NPC and SPPC, as applicable, to offer to repurchase the indebtedness evidenced by the G&R Indentures upon a Change of Control. The Company’s ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources, including its ability to access the cash flow of its Subsidiaries. See “Risk Factors — Risks Relating to the Notes.”
      The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.
      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales
      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of (x) cash or Cash Equivalents or (y) Permitted Assets or (z) any combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.
      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option:

(1) to repay senior Indebtedness of the Company or any Indebtedness of its Restricted Subsidiaries;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to make or enter into a definitive agreement to make a capital expenditure; or

(4) to acquire other long-term assets that are used or useful in a Permitted Business.
      Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.
      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount of notes plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
      To the extent that any Asset Sale constitutes the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, such transaction will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and the provisions described below under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant.
      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.
      The agreements governing the Company’s other Indebtedness contain restrictions relating to certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the holders of notes of their right to require the Company to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company’s ability to pay cash to the holders of notes upon a repurchase may be limited by the Company’s then existing financial resources.
Certain Covenants

Restricted Payments
      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company) or to the Company or a Restricted Subsidiary of the Company;

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 2004 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests (other than Disqualified Stock) of the Company) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and other than sales to a Restricted Subsidiary of the Company) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock or debt securities sold to a Subsidiary of the Company), plus

(c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the fair market value of all Investments of the Company and any Restricted Subsidiary in such Subsidiary as of the date of such redesignation and (ii) the fair market value of the Company’s and any Restricted Subsidiary’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.
      The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Subsidiary Guarantor or of any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend or other payment or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any twelve-month period;

(6) the payment of any distribution by a Trust Preferred Vehicle to holders of such trust’s preferred beneficial interests, to the extent such distribution does not exceed the amount that is contemporaneously received by such trust as a payment of interest at its Stated Maturity on the subordinated Indebtedness of the Company or any of its Restricted Subsidiaries held by such trust;

(7) payments on stock purchase contracts obligating the holders thereof to purchase common stock of the Company;

(8) the payment of any dividend by SPPC on the SPPC Class A Series I preferred stock outstanding on the Issue Date at a rate not exceeding the dividend rate in effect on the Issue Date;

(9) the payment of any dividend on the Common Stock if there shall be set forth in the resolutions of the Board of Directors declaring such dividend (a copy of which shall be delivered to the Trustee) a finding by the Board of Directors, made in good faith, to the effect that, on the basis of the Dividend Considerations, the amount of such dividend does not exceed the amount that the Board of Directors would expect, subject to periodic consideration and reevaluation of the Dividend Considerations, to be able to declare, if the Board so determined, and to be prudent, as a regular quarterly dividend on the Common Stock; or

(10) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $100.0 million;

provided that, with respect to clauses (2), (3), (5), (9) and (10) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.
      To the extent that the Company or any of its Restricted Subsidiaries is obligated to make payments to holders of any of its debt securities that are convertible into, or exchangeable for, Capital Stock of the Company or any of its Restricted Subsidiaries in respect of any dividend or other payment or distribution on account of such Capital Stock that would have been payable to such holders had they converted or exchanged their debt securities for such Capital Stock, such payments shall be treated as Restricted Payments.
      The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, the Company will deliver to the trustee an officer’s certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required under the indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock
      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company and any Restricted Subsidiary pursuant to this clause (1) of additional Indebtedness and letters of credit under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder), not to exceed $750.0 million at any time outstanding;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company of Indebtedness represented by the notes to be issued on the Issue Date (and the related new notes to be issued pursuant to the registration rights agreement) and the incurrence by any Subsidiary Guarantor of a Subsidiary Guarantee of those notes, any additional notes of the same series and any related new notes;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $40.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3), (5) or (12) of this paragraph;

(6) the incurrence by the Company or any of its Restricted Subsidiaries (other than a Receivables Entity) of intercompany Indebtedness between or among the Company or any of its Restricted Subsidiaries (other than a Receivables Entity); provided, however, that:

(a) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes;

(b) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary Guarantor’s Subsidiary Guarantee;

(c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6); and

(d) any Indebtedness issued by the Company or any of its Restricted Subsidiaries to a Trust Preferred Vehicle shall not be treated as intercompany Indebtedness for purposes of this clause (6) to the extent of the face amount of the beneficial interests of the Trust Preferred Vehicle that are not held by the Company or any of its Restricted Subsidiaries;

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(8) the guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that in the event the Indebtedness that is being guaranteed is subordinated in right of payment to the notes, then the Guarantee of that Indebtedness by the Company shall be subordinated in right of payment to the notes;

(9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of such Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in the Fixed Charges of the Company as accrued;

(10) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(11) the incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11);

(12) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness consisting of securities issued pursuant to the G&R Indentures in respect of claims relating to the Company’s or any Restricted Subsidiary’s obligations pursuant to agreements with gas, electric power and other energy suppliers that have been terminated as of the Issue Date;

(13) the issuance by a Receivables Entity of a Purchase Money Note in connection with a Qualified Receivables Transaction;

(14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness to finance capital expenditures incurred pursuant to NPC’s 2003 Resource Plan and SPPC’s 2004 Resource Plan as approved or amended under order by the PUCN or mandated by statute or by one or more federal or state regulatory authorities, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14); and

(15) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $200.0 million at any time outstanding.
      The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being secured on a junior basis or by virtue of being unsecured.
      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant:

(1) in the event that an item of proposed Indebtedness, including Acquired Debt, meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify such Indebtedness, in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant; and

(2) for the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

Liens
      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any of their property or assets, now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
      However, the preceding restrictions applicable to dividends and other payment restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and other customary encumbrances and restrictions existing on or after the Issue Date that are not more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date; provided that the application of such restrictions or encumbrances to additional Restricted Subsidiaries not subject thereto on the Issue Date shall not be deemed to make such restrictions or encumbrances more restrictive;

(2) the indenture and the notes and other customary encumbrances and restrictions existing in indentures and notes of the Company after the Issue Date that are not more restrictive, in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the indenture and the notes;

(3) applicable law (including without limitation, rules, regulations and agreements with regulatory authorities) or any order issued pursuant to a federal or state statute or any order by or agreement with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors of the Company, are necessary to effect such Qualified Receivables Transaction;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions or dispositions of assets by that Restricted Subsidiary pending its sale or other disposition;

(9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens; and

(11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets
      The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or the Fixed Charge Coverage Ratio of the Company or the surviving Person, as applicable, or of the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to the transaction; provided, however, that this clause (4) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants; and

(5) the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture entered into in connection therewith complies with all of the terms of this covenant and that all conditions precedent provided for in this covenant relating to such transaction or series of transactions have been complied with.

      In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clauses (4) and (5) under this “Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Transactions with Affiliates
      The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2) transactions between or among the Company and/or its Restricted Subsidiaries (other than a Receivables Entity);

(3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

(4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(6) Permitted Investments pursuant to the indenture and Restricted Payments that are permitted by the provisions of the indenture described above under the caption “— Restricted Payments”;

(7) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

(8) transactions pursuant to any agreement in effect on the date of the indenture as the same may be amended from time to time in any manner not materially less favorable to the holders of the notes;

(9) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business, consistent with past practices of the Company and/or its Restricted Subsidiaries and in compliance with applicable law in aggregate amount not to exceed $2.0 million outstanding at any one time; and

(10) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction.

Designation of Restricted and Unrestricted Subsidiaries
      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the businesses currently operated by each of NPC and SPPC be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Restricted Payments.” That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
      The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Future Subsidiary Guarantees
      The Company will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers to the trustee on behalf of the holders of the notes a Subsidiary Guarantee of such Restricted Subsidiary except that with respect to a guarantee of Indebtedness of the Company if such Indebtedness is by its express terms subordinated in right of payment to the notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Subsidiary Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes; (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee of the notes; and (iii) such Restricted Subsidiary shall deliver to the trustee an opinion of counsel to the effect that (A) such Subsidiary Guarantee has been duly executed and authorized and (B) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph shall not be applicable to any guarantee of any Restricted Subsidiary that (A) existed at the time such Person became a Restricted Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.
      Notwithstanding the foregoing and the other provisions of the indenture, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

(1) the sale or other disposition is in compliance with the applicable provisions of the indenture, including the covenants described above under “— Repurchase at the Option of Holders — Asset Sales”; and

(2) the Subsidiary Guarantor is also released or discharged from its obligations under the guarantee, which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee.

Sale and Leaseback Transactions
      The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officer’s certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;
provided, however, that the foregoing clauses (1) and (3) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants.

Business Activities
      The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Payments for Consent
      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, the indenture, any Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee
      The indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may become the owner of notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.
      The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case of an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Book-Entry, Delivery and Form
      We expect that the new notes will initially be issued in the form of one or more Global Notes (the “Global Notes”). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”).
      DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and facilitates the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
      DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
      Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent. For certain other restrictions on the transferability of the notes, see “Notice to Investors.”
      So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole holder under the indenture of any notes evidenced by the Global Notes.
      Beneficial owners of notes evidenced by the Global Notes will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the Company nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

      More information about DTC can be found at www.dtcc.com.
      Payments in respect of the principal of, and interest and premium, on a Global Note registered in the name of the Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of the Global Note Holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
      DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or the Global Note Holder for all purposes.
Certificated Notes
      Subject to certain conditions, any Person having a beneficial interest in a Global Note may, upon prior written request to the trustee, exchange such beneficial interest for notes in the form of certificated notes. Certificated notes will be issued in the form of registered definitive certificates (the “Certificated Notes”). Upon the transfer of Certificated Notes, Certificated Notes may, unless all Global Notes have previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred, subject to the transfer restrictions set forth in the Indenture. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or their nominee). In addition, if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) The Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes;
then, upon surrender by the Global Note holder of its Global Note, notes in such form will be issued to each person that the Global Note holder and DTC identify as being the beneficial owner of the related notes.
      Neither the Company nor the trustee will be liable for any delay by the Global Note holder or DTC in identifying the beneficial owners of notes and the Company and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note holder or DTC for all purposes.

Depository Procedures
      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
      All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
      Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
      Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
      Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system.
      Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
      DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
      Neither the Company nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes
      A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.
      In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.
Exchange of Certificated Notes for Global Notes
      Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee and the Company a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”
Same Day Settlement and Payment
      The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Certain Definitions
      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of the Company’s Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.
Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments”;

(5) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of Qualified Receivables Transaction to or by a Receivables Entity;

(6) sales, transfers or other dispositions of assets, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the fair market value of the assets sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a business of the issuer and its Restricted Subsidiaries existing on the date of such sale or other disposition; provided, however, that any cash received by the Company shall be treated as Net Proceeds and applied as set forth in the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;” provided further that the fair market value of the assets sold or disposed of is determined as provided in the final paragraph of the covenant described above under “— Certain Covenants — Restricted Payments”; and

(7) transfers of assets by the Company and its Restricted Subsidiaries required under statute or regulation in connection with renewable energy contracts.

      “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee of such board of directors duly authorized to act for the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.
      “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within 270 days after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.
      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act, including any “group” with the meaning of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(5) the first day on which the Company ceases to be a Beneficial Owner of a majority of the Voting Stock of either NPC or SPPC; or

(6) so long as any of the 7.25% Convertible Notes are outstanding, a Change of Control as defined in the Company’s Indenture dated February 14, 2003 governing the 7.25% Convertible Notes due 2010, as amended, modified or supplemented from time to time. On September 8, 2005 all of the Company’s 7.25% Convertible Notes were converted to Common Stock pursuant to the terms of a conversion offer. Consequently, this provision is no longer applicable to the Old Notes and will not be applicable to holders of the New Notes.
      “Commission” means the Securities and Exchange Commission or any successor agency.
      “Common Stock” means the Common Stock, $1.00 par value per share, of the Company.
      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income); plus

(5) all extraordinary, unusual or non-recurring items of loss or expense; minus

(6) all extraordinary, unusual or non-recurring items of gain or revenue; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided that non-cash expenses recorded as a result of deferred energy accounting will not be added to Consolidated Net Income.
      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(3) the cumulative effect of a change in accounting principles will be excluded.
      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
      “Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and includes any securities issued pursuant to an indenture in order to secure any amounts outstanding under a Credit Facility from time to time; provided that the obligation of the Company to make any payment on any such securities shall be:

(1) no greater than the amount required to be paid under such Credit Facility that is secured by such payment obligation;

(2) payable no earlier than such amount is required to be paid under such Credit Facility; and

(3) deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid such amount under such Credit Facility;
provided further that any amounts the Company is obligated to pay under such securities will not be included for purposes of determining the aggregate amount outstanding under Credit Facilities that is permitted under clause (1) of the second paragraph under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” above.
      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than as a result of an optional redemption by the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.”
      “Dividend Considerations” means all factors which are considered by the Board of Directors in declaring dividends on the Company’s Common Stock, including, without limitation, the Company’s current and prospective earnings, cash flows and financial condition, current and prospective business conditions, regulatory factors and other matters within the discretion of the Board of Directors, as well as contractual restrictions on the payment of dividends by the Company and contractual and regulatory restrictions on the payment of dividends to the Company by its subsidiaries.
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
      “Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under a Credit Facility) in existence on the Issue Date, until such amounts are repaid.
      “First Mortgage Indentures” means the Indenture of Mortgage, dated as of October 1, 1953, between Nevada Power and Deutsche Bank Trust Company Americas, as trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures and the Indenture of Mortgage, dated as of December 1, 1940 between Sierra Pacific Power Company and Deutsche Bank Trust Company Americas, as trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.
      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; plus

(5) all distributions by a Trust Preferred Vehicle to persons other than the Company or any of its Restricted Subsidiaries of amounts received as interest by such trust on the subordinated Indebtedness of such Person or any of its Restricted Subsidiaries held by such trust; plus

(6) any payments on stock purchase contracts obligating the holders thereof to purchase common stock of the Company.

      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.
      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business) and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
      “G&R Indentures” means (i) the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof, between NPC and The Bank of New York, as trustee, and (ii) the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as supplemented to the date hereof, between SPPC and The Bank of New York, as trustee.
      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements designed to protect the person or entity entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation;

(3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

(4) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.
      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.
      The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
      “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB — (or the equivalent) by S&P.
      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the

Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”
      “Issue Date” means the date on which the notes are originally issued under the indenture.
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
      “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
      “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
      “Permitted Assets” means any facilities for the generation, transmission or distribution of electric energy or for the transportation or distribution of natural or manufactured gas which are acquired and are to be used by the Company or any of its Restricted Subsidiaries in any Permitted Business.
      “Permitted Business” means any business that derives a majority of its revenues from any business engaged in by the Company and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, as determined in good faith by the Board of Directors of the Company.
      “Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company (other than a Receivables Entity);

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company (other than a Receivables Entity); or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity);

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(5) any acquisition of assets to the extent it is in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7) Hedging Obligations;

(8) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided however, that any Investment in any Receivables Entity or such other Person is in the form of a Purchase Money Note, or any equity interests, directly or indirectly, in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

(9) any Investments made in accordance with clause (6) of the definition of “Asset Sales;”

(10) any Investments by the Company or any Restricted Subsidiary in Tuscarora Gas Transmission Company having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the Issue Date, not to exceed $50.0 million; and

(11) other Investments in any Person that is not also a Restricted Subsidiary of the Company having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) since the Issue Date, not to exceed $50.0 million.

      “Permitted Liens” means:

(1) Liens securing any Indebtedness under a Credit Facility that was permitted by the terms of the indenture to be incurred, and all Obligations and Hedging Obligations relating to such Indebtedness;

(2) Liens in favor of the Company or any Subsidiary Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(7) Liens existing on the Issue Date and Liens under the First Mortgage Indentures and the G&R Indentures;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (including Hedging Obligations) that do not exceed $35.0 million at any one time outstanding;

(10) Liens to secure Indebtedness permitted by clauses (7), (14) or (15) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(11) Liens securing any Indebtedness issued or to be issued under the G&R Indentures that was permitted to be incurred under the terms of the covenant described above under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”;

(12) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(13) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case, incurred in connection with a Qualified Receivables Transaction; and

(14) Liens, including pledges, rights of offset and bankers’ liens, on deposit accounts, instruments, investment accounts and investment property (including cash, cash equivalents and marketable securities) from time to time maintained with or held by any financial and/or depository institutions, in each case solely to secure any and all obligations now or hereafter existing of the Company or any of its

Subsidiaries in connection with any deposit account, investment account or cash management service (including ACH, Fedwire, CHIPS, concentration and zero balance accounts, and controlled disbursement, lockbox or restricted accounts) now or hereafter provided by any financial and/or depository institutions to or for the benefit of the Company, any of its Subsidiaries or any special purpose entity directly or indirectly providing loans to or making receivables purchases from the Company or any of its Subsidiaries.

      “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) if such Permitted Refinancing Indebtedness is issued on or after the first anniversary of the Issue Date, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if such Permitted Refinancing Indebtedness is issued on or after the first anniversary of the Issue Date, and the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
Permitted Refinancing Indebtedness shall also include any Indebtedness of SPPC, not to exceed $50.0 million, incurred by SPPC at the same time and with the same terms as any Indebtedness of SPPC issued to refinance its Indebtedness maturing by 2005.
      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
      “Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.
      “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.
      “Rating Agencies” means S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of its Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.
      “Receivables Entity” means a Wholly-Owned Subsidiary of the Company or any of its Restricted Subsidiaries (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) which is not party to any agreement, contract, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) with the Company or any Restricted Subsidiary of the Company other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3) to which neither the Company nor any Restricted Subsidiary of the Company has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
      Any such designation by the Board of Directors of the Company shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.
      “Restricted Investment” means an Investment other than a Permitted Investment.
      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
      “S&P” means Standard & Poor’s Rating Group, Inc., or any successor to the rating agency business thereof.
      “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
      “Subsidiary Guarantee” means any Guarantee of the notes to be executed by any Subsidiary of the Company pursuant to the covenant described above under “— Future Subsidiary Guarantees.”
      “Subsidiary Guarantors” means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns.
      “Trust Preferred Vehicle” means NVP Capital I, NVP Capital III or any future similar trust, the only assets of which are subordinated Indebtedness of the Company or any of its Restricted Subsidiaries.
      “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.
      Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officer’s certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.
DESCRIPTION OF THE INDENTURE
General
      The notes will be issued under an indenture, as supplemented from time to time (the “indenture”), between us and The Bank of New York, as trustee (the “indenture trustee”). The indenture will be subject to and governed by the Trust Indenture Act of 1939. The Bank of New York also acts as trustee under the general and refunding mortgage indentures of SPPC and NPC.
      The indenture does not limit the amount of debt securities that we may issue, nor does it limit us or our subsidiaries from issuing any other unsecured debt. The notes will rank equally with all of our unsecured and unsubordinated debt. As a holding company, our cash flows and our ability to service our debt are dependent on the cash flows of our subsidiaries. Our subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due under the notes. In addition, NPC and SPPC, are subject to regulation by state utility commissions, which may impose limitations on investment returns or otherwise impact the amount of dividends which may be declared and paid by those companies, and to a federal statutory limitation on the payment of dividends. Moreover, the articles of incorporation of SPPC contain restrictions on the payment of dividends on that subsidiary’s common stock. Similarly, certain agreements entered into by NPC and SPPC set restrictions on the amount of dividends they may declare and pay and restrict the circumstances under which such dividends may be declared and paid. For a more detailed description of the dividend restrictions applicable to our subsidiaries, see “Sierra Pacific Resources — Dividends from Subsidiaries” above. As a result of these factors, the notes will be effectively subordinated to all indebtedness and other liabilities of our subsidiaries.
Consolidation, Merger or Sale
      The indenture permits us to merge or consolidate, sell, lease, for a term extending beyond the last stated maturity of debt securities outstanding under the indenture, or convey, transfer or otherwise dispose of all or substantially all of our assets, if the following conditions are satisfied:

•	any successor or acquiror assumes all of our obligations under the indenture and the debt securities;

•	the successor or acquiror is a corporation organized and existing under the laws of any U.S. state; and

•	the successor or acquiror shall not, immediately after such transaction, be in default in the performance of any covenant or condition with respect to the indenture or the debt securities.
      The indenture does not prevent or restrict any of the following:

•	consolidation or merger, where after the consummation of which, we would be the surviving entity, or any conveyance or transfer or lease of any part of our properties which does not constitute the entirety or substantially the entirety of these properties; or

•	our approval or our consent to, any consolidation or merger to which any “restricted subsidiary” or any other of our subsidiaries or affiliates, may be a party, or any conveyance, transfer or lease by any of our subsidiaries or affiliates of any of their assets.
      The term “restricted subsidiary” is defined in the indenture as any of our operating subsidiaries that account for 10% or more of our consolidated revenues and/or assets.
Modification of Indenture; Waiver
      The indenture may be modified or amended by us and the trustee, without notice to or the consent of any holders, with respect to certain matters contained in the indenture including:

•	curing any ambiguity or correcting any inconsistency in the indenture;

•	providing for uncertificated debt securities;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series;

•	making any other provisions that do not adversely affect the rights of any holder of a debt security; or

•	making any other changes or modifications provided that the rights of the holders of any debt securities created prior to such changes and modifications are not affected.
      In addition, under the indenture, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, the following changes may be made only with the consent of each holder of any outstanding debt securities affected:

•	changing the stated maturity of those debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing the amount of or extending the time of payment for any premium payable upon redemption of any securities;

•	changing the place or currency of any payment of principal or interest;

•	impairing the right to bring a suit for the enforcement of any payment on or with respect to those debt securities;

•	modifying or affecting the terms and conditions of our obligations under the indenture in any manner adverse to the holders of debt securities;

•	waiving a default in the payment of the principal of or interest or Additional Amounts, if any, on any debt security; and

•	modifying any of the foregoing requirements, reducing the percentage of holders of debt securities required to consent to any amendment or waiver of any covenant or past default or reducing the requirements for establishing a quorum or voting.
      The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the indenture and waive our compliance with the provisions of the indenture, except as described under “— Events of Default.”
Events of Default
      Each of the following will be an Event of Default with respect to each series of debt securities issued under the indenture:

•	default in the payment of any principal or premium, when due (except when the failure to make payment when due results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

•	default in the payment of interest or Additional Amounts and the continuance of that default for a period of 30 days;

•	default with respect to any obligation to make payments to a sinking fund, when due (except when the failure to make payment when due results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

•	default in the performance or breach of any other covenant or warranty contained in the indenture or in the debt securities with respect to that series and continuance of the default for a period of 60 days after written notice as provided in the indenture;

•	specified events of bankruptcy, insolvency or reorganization of us which, in the case of a decree or order for relief in an involuntary case, appointment of a receiver, liquidator or similar official or winding up or liquidation of us, remain unstayed and in effect for a period of 60 consecutive days; or

•	any other Event of Default provided in the applicable offering memorandum.
      If an Event of Default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare all amounts due and payable or deliverable immediately. Holders of a majority in principal amount of the outstanding debt securities of an affected series may rescind and annul a declaration of acceleration if we deposit with the trustee enough money to cover overdue amounts on the outstanding debt securities other than the amounts that would be due as a result of the acceleration.
      Holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any past default or event of default of that series, except defaults or events of default regarding covenants that cannot be modified or amended without the consent of each holder of any outstanding debt securities affected (see “— Modification of Indenture; Waiver” above).
      Holders of debt securities may not enforce the indenture or the relevant debt securities except as set forth in the indenture. The trustee under the indenture may refuse to enforce the indenture on the applicable debt securities unless it receives indemnification satisfactory to it. Subject to limitations contained in the indenture, holders of a majority in principal amount of debt securities issued under the indenture may direct the trustee in its exercise of any power granted to it under the indenture.
      Notwithstanding any other provision in the indenture (including remedies which are subject to conditions precedent), each holder of debt securities will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the holder’s debt securities, when due and to institute suit for the enforcement of payment. Such rights may not be impaired or affected without the consent of such holder.
Limitations upon Liens on Stock of Restricted Subsidiaries
      We will not, nor will we permit any “restricted subsidiary” to, create, issue, assume, guarantee or permit to exist any indebtedness for borrowed money secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the debt securities shall be secured equally and ratably with the indebtedness.
      The term “restricted subsidiary” is defined in the indenture as any of our operating subsidiaries that account for 10% or more of our consolidated revenues and/or assets.
Limitations on the Issuance or Disposition of Stock of Restricted Subsidiaries
      We will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any “capital stock” (other than nonvoting preferred stock) of any restricted subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more restricted subsidiaries;

•	the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of the capital stock as determined by our board of directors (acting in good faith); or

•	an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of us or any restricted subsidiary.
      The term “capital stock” is defined in the indenture as any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.
Defeasance
      The indenture provides us with the option to discharge us from (a) all obligations of the debt securities of a series (except for administrative obligations) or (b) compliance with the covenants of the indenture with respect to such series. To exercise either option we must irrevocably deposit in trust with the indenture trustee money or obligations or, or guaranteed by, the United States sufficient to pay all of the principal of (including any mandatory redemption payments), premium, Additional Amounts and interest on the debt securities on the dates the payments are due. To exercise either option, we are required to deliver to the indenture trustee an opinion of tax counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes. To exercise the option described in clause (a) above, the tax opinion must be based on a ruling of the Internal Revenue Service.
Governing Law
      The indenture and debt securities will be governed by and construed under the laws of the State of New York, without regard to conflicts of laws principles thereof.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
      The following is a general discussion of the material United States federal income tax considerations relevant to the purchase, ownership and disposition of the notes by holders thereof, based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, rulings, pronouncements, judicial decisions and administrative interpretations of the Internal Revenue Service, all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could affect adversely a holder of the notes. We cannot assure you that the Internal Revenue Service will not challenge the conclusions stated below, and no ruling from the Internal Revenue Service has been or will be sought on any of the matters discussed below.
      The following discussion does not address the effect of any special rules applicable to certain types of holders, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, regulated investment companies, real estate investment trusts, thrifts, tax-exempt entities, persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, persons subject to the alternative minimum tax, or investors in partnerships or other pass-through entities. In addition, this discussion is limited to holders who are the initial purchasers of the notes at their original issue price and hold the notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the effect of any United States state or local income or other tax laws, any United States federal estate and gift tax laws, any foreign tax laws, or any tax treaties.
      HOLDERS OF NOTES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

      If a partnership holds our notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our notes, you should consult your tax advisor.
      Advice Pursuant to Treasury Circular 230. This discussion was not intended or written to be used, and it cannot be used, by you for the purpose of avoiding penalties that may be imposed on you. This discussion was written to support the promotion or marketing of the transactions addressed by this discussion. You should seek advice based on your particular circumstances from an independent tax advisor.
U.S. Holders
      In general, the term “U.S. Holder” means:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable for United States federal income tax purposes as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.
      Payments of Interest. Stated interest on a note generally will be taxable to a U.S. Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for tax purposes.
      Additional Interest. The notes provide for the payment of additional amounts of interest under certain circumstances. Although the matter is not free from doubt, we intend to take the position that a U.S. Holder of notes should be required to report any such additional interest as income for U.S. federal income tax purposes at the time it accrues or is received in accordance with such holder’s method of accounting. It is possible, however, that the Internal Revenue Service may take a different position, in which case the timing and amount of income may be different.
      Sale, Exchange or Other Disposition of a Note. A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a note (other than an exchange of an old note for a new note pursuant to the exchange offer, see “— Exchange Offer” below) measured by the difference, if any, between

•	the amount of cash and the fair market value of any property received, except to the extent that the cash or other property received in respect of a note is attributable to the payment of accrued interest on the note not previously included in income, which amount will be taxable as ordinary income; and

•	the holder’s adjusted tax basis in the note.
      A U.S. Holder’s adjusted tax basis in a note will, in general, be the U.S. Holder’s cost therefor. Such capital gain or loss will be treated as a long-term gain or loss if, at the time of the disposition, the note has been held by the holder for more than one year; otherwise, the capital gain or loss will be short-term. Non-corporate taxpayers are subject to a lower tax rate on their long-term capital gains than those applicable to ordinary income. All taxpayers are subject to certain limitations on the deductibility of their capital losses.
      Exchange Offer. A U.S. Holder will recognize no gain or loss on the exchange of an old note for a new note pursuant to the exchange offer. Consequently, the holding period of the new note will include the holding period of the old note exchanged therefor and the adjusted tax basis of the new note will be the same as the adjusted tax basis of the old note exchanged therefor immediately before the exchange.

      Information Reporting and Backup Withholding. In general, information reporting requirements will apply to payments of principal, interest and additional interest on the notes and the proceeds of sale of a note paid to U.S. Holders other than exempt recipients (such as corporations). U.S. Holders of notes may be subject, under certain circumstances, to backup withholding at a rate of 28% on such payments. Backup withholding applies only if the U.S. Holder:

•	fails to furnish its social security or other taxpayer identification number within a reasonable time after a request for such information;

•	furnishes an incorrect taxpayer identification number;

•	fails to report interest or dividends properly; or

•	fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the U.S. Holder is not subject to backup withholding.
      Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. Holders of notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.
      We will furnish annually to the Internal Revenue Service, and to record holders of the notes to whom we are required to furnish such information, information relating to the amount of interest paid and the amount of tax withheld, if any, with respect to payments on the notes.
Non-U.S. Holders
      The following summary is limited to the United States federal income tax consequences relevant to a holder of a note (other than a partnership) that is not a U.S. Holder (a “Non-U.S. Holder”). Special rules may apply to Non-U.S. Holders, such as “controlled foreign corporations,” “passive foreign investment companies,” “foreign personal holding companies” and certain expatriates, that are subject to special treatment under the Code. Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant.
      Taxation of Interest. Subject to the summary of backup withholding rules below, payments of interest on a note to any Non-U.S. Holder generally will not be subject to United States federal income or withholding tax provided that:

•	the Non-U.S. Holder is not an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code;

•	the Non-U.S. Holder is not receiving such interest payments as income effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States; and

•	the Non-U.S. Holder satisfies the statement requirement (addressed generally below) set forth in Section 871(h) and 881(c) of the Code and the Treasury regulations thereunder.
      To satisfy the above statement requirement, the Non-U.S. Holder must provide us or our paying agent with a properly completed Internal Revenue Service Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) under penalties of perjury which provides the Non-U.S. Holder’s name and address and certifies that the Non-U.S. Holder is a Non-U.S. Holder. Alternatively, in a case where a security clearing organization, bank or other financial institution holds the notes in the ordinary course of its trade or business on behalf of the Non-U.S. Holder, certification requires that we or our paying agent receive from the financial institution a certification under penalties of perjury that a properly completed Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) has been received by it, or by another such financial institution, from the Non-U.S. Holder, and a copy of such a form is furnished to us or our paying agent. Special rules apply to payments made through a qualified intermediary.
      A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of United States federal income tax at the rate of 30%, or lower applicable treaty rate, on payments of interest on the notes. A Non-U.S. Holder who is eligible for a lower rate pursuant to an applicable treaty and wishes to claim such lower rate should submit a properly completed Form W-8BEN (or substitute Form W-8BEN or the appropriate successor form) to us or our paying agent.
      If the payments of interest on a note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of such Non-U.S. Holder), such payments will be subject to a United States federal income tax on a net basis at the rates applicable to United States persons generally. If the Non-U.S. Holder is a corporation for United States federal income purposes, it may be subject also to a 30% branch profits tax on the “dividend equivalent amount.” If payments are subject to United States federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to United States withholding tax so long as the holder provides us or our paying agent with appropriate certification on Form W-8ECI.
      Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.
      Sale, Exchange or Other Disposition of a Note. Subject to the summary of backup withholding rules below, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption, retirement or other disposition of a note generally will not be subject to United States federal income tax, unless:

•	such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of such Non-U.S. Holder); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.
      Exchange Offer. A Non-U.S. Holder will recognize no gain or loss on the exchange of an old note for a new note pursuant to the exchange offer. Consequently, the holding period of the new note will include the holding period of the old note exchanged therefor and the adjusted tax basis of the new note will be the same as the adjusted tax basis of the old note exchanged therefor immediately before the exchange.
      Additional Interest. Upon the occurrence of certain enumerated events we may be required to make additional payments to you. The U.S. federal income tax treatment of the additional interest is unclear. Such additional interest paid to a Non-U.S. Holder may be subject to United States withholding tax.
      Information Reporting and Backup Withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder, and the amount of tax, if any, withheld. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.
      Treasury regulations provide that the backup withholding tax will not apply to such payments of interest with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge or reason to know that the Non-U.S. Holder is, in fact, a United States person or that the conditions of any other exemption are not, in fact, satisfied.

      The payment of the proceeds from the disposition of the notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the notes to or through a non-U.S. office of a non-United States broker will not be subject to information reporting or backup withholding unless the non-United States broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of the notes to or through a non-United States office of a broker that is either a United States person or a U.S. related person, the Treasury regulations require information reporting, but not backup withholding, on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge or reason to know to the contrary, or the Non-U.S. Holder otherwise establishes an exemption.
      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder’s United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service.

ERISA CONSIDERATIONS
      Before making an investment in the notes, a benefit plan investor subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the prohibited transaction provisions of the Code (collectively, an “ERISA Plan”) should review the following summary of issues.
      This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date hereof. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the requirements summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.
      In contemplating an investment of a portion of an ERISA Plan in the notes, the fiduciary of the ERISA Plan who is responsible for making such investment should carefully consider, taking into account the facts and circumstances of the ERISA Plan, whether such investment is consistent with the fiduciary responsibility requirements of ERISA, including, but not limited to, whether: (i) such investment is consistent with the prudence and diversification requirements of ERISA; (ii) the fiduciary has authority to make such investment under the appropriate governing instrument and Title I of ERISA; (iii) such investment is made solely in the interest of the participants in and beneficiaries of the ERISA Plan; (iv) the acquisition and holding of the notes does not result in a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code; and (v) such investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for “plan assets.”
      Fiduciaries of ERISA Plans should also carefully consider the definition of the term “plan assets” in Regulations Section 2510.3-101 promulgated by the United States Department of Labor (“DOL”) on November 13, 1986 (the “Plan Asset Regulations”). Under the Plan Asset Regulations, if an ERISA Plan invests in an “equity interest” in a corporation, partnership, trust or another specified entity, the underlying assets and properties of the entity may be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing ERISA Plan. According to the Plan Asset Regulations, an interest is not an “equity interest” if it is treated as an indebtedness under applicable local law and has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the notes should not be treated as equity interests for purposes of the Plan Asset Regulations. Accordingly, our assets should not be treated as the assets of any ERISA Plans investing in the notes.
      In addition, ERISA and the Code generally prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan (“parties in interest” as defined in ERISA or “disqualified persons” as defined in the Code).
      The notes may not be sold or transferred to, and each purchaser by its purchase of the notes shall be deemed to have represented and covenanted that it is not acquiring the notes for or on behalf of, and will not transfer the notes to, any ERISA Plan except that such purchase for or on behalf of an ERISA Plan shall be permitted:

(i) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no ERISA Plan (together with any other plan maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the DOL are satisfied;

(ii) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the notes are outstanding, no ERISA Plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the DOL are satisfied;

(iii) to the extent such purchase is made on behalf of an ERISA Plan by (A) an investment adviser registered under the 1940 Act that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50.0 million and had stockholders’ or partners’ equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a)(2) of the 1940 Act with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one State to manage, acquire or dispose of any assets of an ERISA Plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by a State authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the DOL, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliates thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied;

(iv) to the extent such plan is a governmental plan (as defined in Section 3(32) of ERISA) which is not subject to the provisions of the Title I of ERISA or Section 401 of the Code;

(v) to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the State of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60 issued by the DOL, and the other applicable conditions of such exemption are otherwise satisfied;

(vi) to the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23 issued by the DOL, such manager has made or properly authorized the decision for such plan to purchase notes, under circumstances such that Prohibited Transaction Class Exemption 96-23 is applicable to the purchase and holding of such notes; or

(vii) to the extent such purchase will not otherwise give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.
      PROSPECTIVE INVESTORS THAT ARE ERISA PLANS ARE STRONGLY URGED TO CONSULT THEIR OWN ERISA AND TAX ADVISORS REGARDING THE CONSEQUENCES OF AN INVESTMENT IN THE NOTES.
      The sale of the notes to an ERISA Plan shall not be deemed a representation by us or the initial purchasers that this investment meets all relevant legal requirements with respect to ERISA Plans generally or any particular ERISA Plan.
PLAN OF DISTRIBUTION
      As discussed under the Section entitled “THE EXCHANGE OFFER,” based on an interpretation of the staff of the Securities and Exchange Commission, we believe that new notes issued pursuant to the exchange offer may be offered for resale and resold or otherwise transferred by any holder of such new notes (other than any such holder which is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act and except as otherwise discussed below with respect to holders which are broker-dealers) without compliance with the registration and prospectus delivery requirements of the Securities Act so long as such new notes are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes.
      Each broker-dealer that receives new notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes only where those old notes were acquired as a result of market-making activities or other trading activities. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. We have agreed that, for a period of one year after the Expiration Date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of those new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      For a period of one year after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for holders of the notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the new notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the Securities and Exchange Commission’s rules, this prospectus does not contain all of the information you can find in the registration statement and the exhibits to the registration statement. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.
      We are subject to the informational requirements of the Exchange Act and file reports and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room, 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Information on the public reference rooms and their copy charges may be obtained from the Securities and Exchange Commission by calling 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including us, that have been filed electronically with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are also available on our website at www.sierrapacificresources.com.

INCORPORATION OF INFORMATION WE FILE WITH THE
SECURITIES AND EXCHANGE COMMISSION
      The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the Securities and Exchange Commission will automatically update and supersede this incorporated information.
      We incorporate by reference the documents listed below which were filed with the Securities and Exchange Commission under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2005;

•	our Current Reports on Form 8-K filed on January 10, 2006, January 11, 2006, January 12, 2006, January 17, 2006, January 18, 2006, January 20, 2006, January 25, 2006, January 31, 2006, February 1, 2006, February 21, 2006 and March 10, 2006.

      We also incorporate by reference each of the following documents that we will file with the Securities and Exchange Commission after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before effectiveness of the registration statement:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	reports filed under Section 14 of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.
      You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
      You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.
      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Sierra Pacific Resources
Attention: Corporate Treasurer
P.O. Box 98910
6226 W. Sahara Avenue
Las Vegas, Nevada 89143
Telephone: (702) 367-5622

LEGAL OPINIONS

The validity of the new notes offered hereby and certain tax matters will be passed upon for us by Choate, Hall & Stewart LLP, Boston, Massachusetts. Matters of Nevada law will be passed upon for us by Woodburn and Wedge, Reno, Nevada.
EXPERTS
      The consolidated financial statements and the related consolidated financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this Exchange Offer Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$225,000,000
Sierra Pacific Resources
6 3/4% Senior Notes due 2017

PROSPECTUS
                   , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers
      The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The Articles of Incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.
      The Company’s Articles of Incorporation and By-laws provide in substance that no director, officer, employee, fiduciary or authorized representative of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director, officer or other representative capacity to the fullest extent that the laws of the State of Nevada permit elimination or limitation of the liability of directors and officers.
      The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.
      The Company’s By-laws provide in substance that every director and officer of the Company shall be entitled to indemnification against reasonable expense and any liability incurred in connection with the defense of any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of the Company or another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except to the extent prohibited by law.
      The Company has purchased insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

      See “Item 22. Undertakings” for a description of the Securities and Exchange Commission’s position regarding such indemnification provisions.

Item 21.	Exhibits
      See Index to Exhibits preceding the Exhibits included as part of this Registration Statement.

Item 22.	Undertakings
      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4/A and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on March 13, 2006.

SIERRA PACIFIC RESOURCES

By	/s/ John E. Brown

John E. Brown

Controller

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Walter M. Higgins III	Director, President and Chief Executive Officer	March 13, 2006

* Michael W. Yackira	Corporate Executive Vice President and Chief Financial Officer	March 13, 2006

* John E. Brown	Controller	March 13, 2006

* Joseph B. Anderson, Jr.	Director	March 13, 2006

* Mary Lee Coleman	Director	March 13, 2006

* Krestine M. Corbin	Director	March 13, 2006

* Theodore J. Day	Director	March 13, 2006

* James R. Donnelley	Director	March 13, 2006

* Jerry E. Herbst	Director	March 13, 2006

* John F. O’Reilly	Director	March 13, 2006

Signature		Title	Date

* Philip G. Satre		Director	March 13, 2006

Donald D. Snyder		Director

* Clyde T. Turner		Director	March 13, 2006

* By:	/s/ John E. Brown Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description

1	.1†	Registration Rights Agreement dated as of August 12, 2005 among Sierra Pacific Resources and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers (previously filed as Exhibit 4.3 to Form 10-Q for the period ended September 30, 2005)
3	.1†	Restated Articles of Incorporation (previously filed as Exhibit 3(A) to Form 10-K for the year ended December 31, 1999)
3	.2†	By-Laws (previously filed as Exhibit 3.1 to the Form 8-K filed May 9, 2005)
4	.1†	Indenture, dated as of May 1, 2000 between Sierra Pacific Resources and the Bank of New York, as Trustee (previously filed as Exhibit 4.1 to Form 8-K dated May 22, 2000)
4	.2†	Form of Sierra Pacific Resources 6 3/4% Senior Notes due 2017 (previously filed as Exhibit 4.2 to Form 10-Q for the period ended September 30, 2005)
4	.3†	Officer’s Certificate establishing the terms of Sierra Pacific Resources 6 3/4% Senior Notes due 2017 (previously filed as Exhibit 4.1 to Form 10-Q for the period ended September 30, 2005)
5	.1†	Opinion of Choate, Hall & Stewart
5	.2†	Opinion of Woodburn and Wedge
8	.1†	Opinion of Choate, Hall & Stewart LLP as to Tax Matters (included in Exhibit 5.1)
12.1		Statement regarding computation of Ratios of Earnings to Fixed Charges
23.1		Consent of Independent Registered Accounting Firm Deloitte & Touche LLP
23	.2†	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1)
23	.3†	Consent of Woodburn and Wedge (Included in Exhibit 5.2)
23	.4†	Consent of Choate, Hall & Stewart LLP as to Tax Matters (included in Exhibit 5.1)
24	.1†	Powers of Attorney
25.1		Statement of Eligibility of Trustee on Form T-1 of The Bank of New York
99.1		Form of Letter of Transmittal
99	.2†	Form of Exchange Agent Agreement

†	Previously filed